UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

929 North Front Street

Wilmington, North Carolina 28401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2009

TO THE SHAREHOLDERS OF

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

The 2009 annual meeting of shareholders of Pharmaceutical Product Development, Inc. will be held at our principal offices located at 929 North Front Street, Wilmington, North Carolina, on Wednesday, May 20, 2009, at 10:00 a.m., for the following purposes:

1.	To elect a board of eight directors;

2.	To approve an amendment and restatement of the Company’s 1995 Equity Compensation Plan which, among other things, increases the number of shares of our common stock reserved for issuance under the plan by 8,300,000 from 21,259,004 shares to 29,559,004 shares;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. All of these shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You can vote in person at the meeting, even if you returned a proxy.

Our proxy statement, proxy and Annual Report to Shareholders for the year ended December 31, 2008 are enclosed with this notice.

Important – Your proxy is enclosed.

Whether or not you plan to attend the annual meeting, please mark, sign, date and promptly return your proxy in the enclosed envelope. No postage is required for mailing in the United States.

Wilmington, North Carolina

Dated: April 2, 2009

By Order of the Board of Directors

/s/ B. Judd Hartman
By:	B. Judd Hartman
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on

May 20, 2009.

The proxy statement and annual report to security holders are available at

www.ppdi.com/2009proxymaterials.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

929 North Front Street

Wilmington, North Carolina 28401

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2009

Your vote is important. Therefore, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named in the proxy card enclosed with this proxy statement. This proxy statement has been prepared by the management of Pharmaceutical Product Development, Inc. “We”, “our” and the “Company” each refers to Pharmaceutical Product Development, Inc. We will begin sending this proxy statement to our shareholders on or about April 2, 2009.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

You are entitled to vote your common stock if you held shares as of the close of business on March 20, 2009. At the close of business on March 20, 2009, a total of 117,877,993 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting by Proxies

If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxies will vote your shares in accordance with your instructions. Of course, you can always come to the meeting and vote your shares in person. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

We are not aware of any other matters to be presented except for those described in this proxy statement. If any matters not described in the proxy statement are presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies may vote your common stock on the new meeting date as well, unless you revoke your proxy instructions before then.

Revoking Your Proxy Instructions

You may revoke your proxy. To do so, you must either (1) advise our corporate Secretary, B. Judd Hartman, in writing before the meeting, (2) deliver later proxy instructions before the meeting, or (3) attend the meeting and vote in person.

Counting Votes

The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced to the meeting. Broker non-votes also count for quorum purposes. If you hold your common stock through a broker, bank or other nominee, generally the nominee may only vote the common stock that it holds for you in accordance with your instructions. However, if the nominee has not received your instructions before the meeting, the nominee may vote on matters that are considered to be routine under rules governing the nominee. If a nominee cannot vote on a particular matter because it is not routine, there will be a “broker non-vote” on that matter. We do not count broker non-votes as votes for or against any proposal. We do count abstentions as votes against a proposal. Although there is no definitive statutory or case law in North Carolina regarding broker non-votes and abstentions, we believe that our intended treatment of them is appropriate. An independent inspector of election will count all votes cast at the meeting and report the results on each matter presented at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our employees might solicit proxies personally and by telephone. None of these employees will receive any additional compensation for this. We have not, but may, retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring your proxy or a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name”, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board of Directors shall be not less than eight nor more than twelve. The Board of Directors may establish the number of directors within this range. In September 2008, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, reduced the number of directors constituting the Board from nine to eight. There are eight directors presently serving on our Board and the number of directors to be elected at this annual meeting is eight.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the eight nominees receiving the highest number of votes will be elected.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the election of the nominees named in this proxy statement. Each nominee has agreed to serve, and we expect that each of the nominees will be able to serve if elected. However, if any nominee is unavailable for election, the proxies may vote your common stock to elect a substitute nominee proposed by the Board of Directors.

Nominees

The Board of Directors unanimously recommends the eight nominees listed below for election to the Board. Each nominee currently serves as a director of the Company. The Board of Directors has determined that each director, other than Dr. Eshelman, the Company’s Chief Executive Officer, is independent as defined in Rule 4200(a)(15) of the Nasdaq Stock Market listing standards. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for, or received any compensation from us in the past three years in particular. None of our independent directors has done so. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

Name of Nominee	Age	Director Since	Position on Board

Stuart Bondurant, M.D.	79	1994	Director

Fredric N. Eshelman, Pharm.D.	60	1990	Vice Chairman

Frederick Frank	76	1996	Director

General David L. Grange	61	2003	Director

Catherine M. Klema	50	2000	Director

Terry Magnuson, Ph.D.	58	2001	Director

Ernest Mario, Ph.D.	70	1993	Chairman

John A. McNeill, Jr.	59	1989	Director

Stuart Bondurant, M.D. is Emeritus Dean and Emeritus Professor of Medicine at the School of Medicine of the University of North Carolina at Chapel Hill. He was Interim Executive Vice President and Executive Dean for Health Sciences at Georgetown University in Washington, D.C. from 2004 to 2007. He was Dean of the School of Medicine at the University of North Carolina (Chapel Hill) from 1979 to 1994 and from 1996 to 1997. He served as Professor of Medicine at the University of North Carolina (Chapel Hill) from 1979 to 2004. He served as President and Dean of Albany Medical College from 1974 to 1979. Dr. Bondurant was Director of Epidemiologic Studies at the New York Academy of Medicine from January 1995 until March 1996. Dr. Bondurant has served as President of the American College of Physicians and the Association of American Physicians. He has also served as Interim President of the Institute of Medicine of the National Academy of Science and as Vice President of the American Heart Association and the American Society for Clinical Investigation. He served as the Chairman of the Board of Directors of the North Carolina Biotechnology Center from 1988 to 1992.

Fredric N. Eshelman, Pharm.D. has served as Chief Executive Officer of the Company since July 1990, and as Vice Chairman of the Board of Directors since July 1993. Dr. Eshelman founded the Company’s predecessor and served as its Chief Executive Officer until its sale to the Company in 1989. Dr. Eshelman served as Senior Vice President, Development and as a director of Glaxo Inc., a subsidiary of Glaxo Holdings plc, from 1989 through 1990 before rejoining the Company.

Frederick Frank serves as Vice Chairman of Peter J. Solomon Company. Before joining Peter J. Solomon Company, Mr. Frank was Vice Chairman of Lehman Brothers and Barclays Capital. He served as a director of Applied Bioscience International Inc. from 1988 until its acquisition by the Company in September 1996. Previously, Mr. Frank served as a Partner of Lehman Brothers from 1969 to 1972, as Managing Director from 1972 to 1993, as Senior Managing Director from 1993 to 1995 and as Vice Chairman and Director from 1995 to 2008. Mr. Frank also serves on the Boards of Directors of Landec Corporation, Epix Pharmaceuticals and PDL BioPharma.

General David L. Grange has served the McCormick Tribune Foundation since November 1999, first as Executive Vice President and Chief Operating Officer, and now as President and Chief Executive Officer. The McCormick Tribune Foundation is a charitable grantmaking organization that supports work in journalism, communities, citizenship and education. Additionally, the Foundation operates three museums, a park and a golf course. General Grange joined the Foundation after 30 years in the U.S. Army, with his final position as Commanding General of the First Infantry Division. During his military career, General Grange served as a Ranger, Green Beret, Aviator, Infantryman, and as a member of Delta Force. General Grange sits on the Board of Visitors of the Center on Philanthropy at Indiana University and is on the Board of Directors of the National Strategy Forum,

the Society of the First Infantry Division, the Vietnam Veterans Memorial Council, the Eshelman Foundation, NY State 4 Vets and is a trustee for the First Infantry Division and Marmion Academy. General Grange also serves as a National Security Analyst for CNN, CBS and WGN Radio.

Catherine M. Klema is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking at SG Cowen Securities from 1997 to 2001. Ms. Klema also served as Managing Director, Healthcare Investment Banking at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema is also a director of Watson Pharmaceuticals, Inc.

Terry Magnuson, Ph.D. currently serves as the Sarah Graham Kenan Professor and Chair of the Department of Genetics of the School of Medicine, the Director of the Program in Cancer Genetics of the Lineberger Comprehensive Cancer Center and the Director of the Carolina Center for Genome Sciences at the University of North Carolina (Chapel Hill). Prior to joining the School of Medicine at the University of North Carolina (Chapel Hill) in 2000, Dr. Magnuson was a Professor of Genetics and Director of the Developmental Biology Center at Case Western Reserve University. Dr. Magnuson has served on numerous advisory panels, including the National Institutes of Health Genetic Basis of Disease Review Committee from 1990 to 1995, and as a member of the Secretariat of the International Mammalian Genome Society from 1999 to 2001. He also served as a member of the Board of Directors of the Genetics Society of America and is currently Chair of the Board of Scientific Overseers for the Jackson Laboratory. Dr. Magnuson also serves on The National Academics Committee for stem cell research guidelines and also currently serves as Associate Editor for “Genetics”. He was elected as a Fellow of The American Academy of Arts and Sciences in 2007 and also of the American Association for the Advancement of Science in 2008.

Ernest Mario, Ph.D. is Chairman and Chief Executive Officer of Capnia, Inc., a privately held development-stage pharmaceutical company that is developing products for migraine and other conditions using a proprietary medical gas delivery system. Prior to joining Capnia in 2007, Dr. Mario was Chairman and Chief Executive Officer of Reliant Pharmaceuticals, Inc., a privately held company that developed and marketed cardiovascular pharmaceutical products. Before joining Reliant in 2003, Dr. Mario served as Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc. from 2002 to 2003. Prior to 2002, Dr. Mario led ALZA Corporation as its Chairman and Chief Executive Officer. Before joining ALZA in 1993, Dr. Mario was Chief Executive of Glaxo Holdings plc from 1989 to 1993. Dr. Mario is also a director of Boston Scientific Corporation, Celgene Corporation and Maxygen, Inc.

John A. McNeill, Jr. served as the Company’s President until 1990 and as its Chairman of the Board until July 1993. Mr. McNeill currently serves as Chief Executive Officer of Liberty Healthcare Services, LLC, a provider of nursing homes, assisted living facilities, independent living facilities, home healthcare agencies, home medical equipment and intravenous services. Mr. McNeill also serves on the Board of the Pharmacy Foundation of North Carolina, Inc. and the University of North Carolina Wilmington Board of Trustees.

Information About the Board of Directors and its Committees

The Board of Directors is responsible for the general management of the Company. In 2008, the board held four meetings. Each incumbent member of the Board during the time he or she served as a director of the Company attended at least 75% of the 2008 meetings of the Board of Directors and Board committees of which he or she was a member.

Although the Company does not have a formal written policy with respect to Board members’ attendance at its annual meeting of shareholders, it is customary for all directors to attend that meeting. In addition, as disclosed below in “Other Information – Compensation of Non-Employee Directors,” Board members are compensated for attending annual shareholder meetings. All of our directors attended the 2008 annual meeting of shareholders.

Shareholders may send any communications regarding Company business to the Board of Directors or any individual director in care of the Secretary of the Company at our principal executive offices located at 929 North Front Street, Wilmington, North Carolina 28401. The Secretary will forward all such communications to the addressee.

The Board of Directors has established a Finance and Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Mr. Frank, Chairman, Dr. Bondurant, Dr. Magnuson and Mr. McNeill, each of whom is independent under the Nasdaq Marketplace rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, are the members of the Finance and Audit Committee. In 2008, the Finance and Audit Committee held four meetings. The Finance and Audit Committee is solely responsible for the engagement of the independent auditors, reviews with management and with the independent auditors the scope and results of the Company’s audits, the internal accounting controls of the Company, financial reporting processes, and audit policies and practices, pre-approves 100% of professional services furnished by the independent auditors and oversees the Company’s corporate compliance program. A copy of the Finance and Audit Committee charter was attached as Appendix A to the proxy statement for our annual shareholder meeting held May 16, 2007.

Mr. McNeill, Chairman, Dr. Bondurant, General Grange and Ms. Klema, each of whom is independent under the Nasdaq Marketplace rules, are the members of the Compensation Committee. During 2008, the Compensation Committee held five meetings. Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to determine the compensation of the Company’s Chief Executive Officer, to review and approve the compensation of the Company’s other executive officers, and to review the compensation of the Company’s directors and recommend changes in the directors’ compensation to the Board of Directors. The Committee also oversees the administration of the Company’s equity compensation, retirement, incentive compensation and benefit plans. A copy of the Compensation Committee charter was attached as Appendix B to the proxy statement for our annual shareholder meeting held May 16, 2007.

General Grange, Chairman, Mr. Frank, Ms. Klema and Dr. Magnuson, each of whom is independent under the Nasdaq Marketplace rules, are the members of the Nominating and Governance Committee. The Nominating and Governance Committee held four meetings in 2008. The Nominating and Governance Committee identifies individuals qualified to become Board members, recommends director nominees to the Board, reviews the composition of the Board and its committees, develops and recommends to the Board appropriate corporate governance guidelines, and oversees the Board’s annual self-evaluation process. A copy of the Nominating and Governance Committee charter was attached as Appendix C to the proxy statement for our annual shareholder meeting held May 16, 2007.

To be considered as a director nominee, an individual must have high personal and professional character and integrity, exceptional ability and judgment, experience at a strategy/policy setting or high managerial level, relevant career specialization or technical skills, sufficient time to devote to Company matters, and an ability to work with the other director nominees to collectively serve the long-term interests of the shareholders. In addition to these minimum requirements, the Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills, and the Board’s need for operational, management, financial, international, industry-specific or other expertise. The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by shareholders will be considered. Shareholder recommendations must be made in accordance with the procedures described in the following paragraph and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board nominees for election as directors at the Company’s annual meeting of shareholders.

Our bylaws permit any shareholder of record to nominate directors. You must give written notice of your intent to make nominations by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company. Any such timely notice will be forwarded to the Nominating and Governance Committee. If the election is to be held at the annual meeting of shareholders, you must give your notice not more than 90 days nor less than 50 days before the meeting. If the election is to be held at a special meeting of shareholders called to elect directors, you must give your notice by the tenth business day following the date on which notice of the special meeting is first given to shareholders. Your notice must include the following: (1) your name and address, as they appear on the Company’s books, and the name and residence address of the persons to be nominated; (2) the class and number of shares of the Company which you beneficially own; (3) a representation that you are a shareholder of record of the Company entitled to vote at the meeting and intend to appear in person or by proxy to nominate the persons specified in your notice; (4) a description of all arrangements or understandings between you and each nominee and any other persons, by name, as to how you will make the nominations; (5) all other information regarding each nominee you propose which is required to be disclosed in a solicitation of proxies for election of directors or is required under Regulation 14A of the Securities Exchange Act of 1934, including any information required to be included in a proxy statement if the nominee had been nominated by the Board of Directors; and (6) the written consent of each nominee to be named in a proxy statement to serve as a director, if elected.

No shareholder has properly nominated anyone for election as a director at this annual meeting.

PROPOSAL NO. 2 – APPROVAL OF AMENDED AND RESTATED EQUITY COMPENSATION PLAN

In May 2003, the shareholders approved an amendment to and restatement of our 1995 Equity Compensation Plan (“Equity Plan”) that increased the number of shares reserved for issuance under the Equity Plan by 4,800,000 from 5,829,502 shares to 10,629,502 shares. Adjusted for our two-for-one stock split in February 2006, the total number of shares reserved for issuance under the Equity Plan is currently 21,259,004 shares.

In February 2009, the Board of Directors unanimously approved an amendment to and restatement of the Equity Plan that increases the total number of shares reserved for issuance under the Equity Plan by 8,300,000 from 21,259,004 shares to 29,559,004. The Board of Directors also approved other changes to the Equity Plan, including amendments that:

Require stockholder approval to allow the cancellation of stock options and stock appreciation rights, or SARs, in exchange for cash except in connection with a change in control;

Adopt the following rules relating to the calculation of the share reserve or number of shares available for awards under the Equity Plan:

•	The settlement of a SAR without the issuance of shares does not result in addition of the shares back into the share reserve,

•

Shares transferred to the Company by a participant or withheld on exercise by a participant for the purpose of exercising stock options or other awards or to pay the participant’s share of taxes are not added back into the share reserve,

•	Shares purchased by the Company in the open market with the cash proceeds from the exercise or purchase of stock by a participant are not added back into the share reserve, and

•	Shares issued for awards that are not stock options or SARs are counted against the share reserve as 1.8 shares for every share issued;

Add an aggregate limit on shares that can be awarded as incentive stock options equal to 50% of total shares available under the Equity Plan;

Eliminate the restriction on the number of shares awarded to directors;

Authorize the Board or its committee administering the Equity Plan, also known as the Committee, to cancel, reduce or suspend previously granted awards to a participant if financial results are restated such that the participant received bonuses or other compensation in excess of what would have been provided if the financial results had originally been reported correctly;

Authorize the Committee to recapture realized gains or value on awards if an event occurs of a type that would warrant the cancellation, reduction or suspension of previously granted awards, such as a restatement of financial results or termination for cause;

Prohibit the grant of dividend equivalents for unexercised options and SARs and prohibit paying dividend equivalents prior to the vesting of the underlying award;

Only allow us to make certain exceptions to vesting requirements with respect to an aggregate of 489,547 shares, which is 5% of the shares available for grant under the Equity Plan, including the additional 8,300,000 shares for which the Company is seeking shareholder approval to reserve for issuance under the Equity Plan;

Authorize the Committee to extend the exercise period for a participant who terminates service to the Company; and

Allow the Committee to delegate some or all of its authority under the Equity Plan to the executive officers, consistent with applicable laws and the rules of the applicable stock exchange, and provided that the delegation shall not include any authority over the awards to executive officers or directors.

The amended and restated Equity Plan, as approved by our Board of Directors, is attached to this Proxy Statement as Appendix A. As of March 20, 2009, approximately 1,490,956 shares of the Company’s common stock remained available for the granting of new awards under the Equity Plan.

With the assistance of Frederic W. Cook & Co., the Compensation Committee’s independent compensation consulting firm, the Committee has adopted guidelines for awards under the Equity Plan. The Cook firm periodically reviews the practices of competitors and other relevant factors in making its recommendations to the Committee, and we believe that our guidelines are competitive and consistent with industry standards. We project that by following the guidelines the common stock now available for awards under the Equity Plan will be substantially diminished over the next twelve months. Thus, we believe it is important and in the best interests of the Company to amend the Equity Plan to increase the number of shares reserved for issuance under that Plan and to include new provisions that protect the interests of our shareholders.

We adopted the Equity Plan in October 1995. The Equity Plan provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, stock awards, performance shares and other stock-based awards. As of March 20, 2009, the market value of our common stock was $22.35 per share. All employees and directors of the Company are eligible to participate in the Equity Plan. The Compensation Committee interprets and administers the provisions of the Equity Plan. The Compensation Committee’s decisions are final and binding on the Company and on persons eligible to participate in the Equity Plan. Other than stock option awards granted by the Company pursuant to an express delegation of authority by the Compensation Committee, specific awards under the Equity Plan, including their type, size and conditions, are determined by the Committee in its discretion. For this reason, we cannot determine the benefits and amounts that will be received by any individual participant or group of participants in the future. We have never issued awards under the Equity Plan at less than fair market value nor lowered the exercise price of any award made under the Equity Plan.

The number of shares of common stock that can be awarded under the Equity Plan is subject to adjustment if there is a stock split, reverse stock split, stock dividend or similar alteration in the Company’s common stock. Common stock issued under the Equity Plan is from authorized but unissued shares. Shares of common stock subject to an award that lapses, expires or is otherwise terminated without shares having been issued are available for new awards.

Following is a description of the types of awards which may be granted under the Equity Plan:

Stock Options. Both incentive and nonqualified options to purchase shares of common stock may be granted under the Equity Plan at an exercise price determined by the Compensation Committee. In the case of incentive stock options, the exercise price cannot be less than the fair market value of the underlying common stock on the date of grant (110% of fair market value if granted to a ten percent shareholder). The exercise price for nonqualified stock options also cannot be less than the fair market value on the grant date.

Stock options expire no later than ten years after the date on which they are granted (five years for an incentive stock option granted to a ten percent shareholder). However, options will lapse and cannot be exercised either when the holder terminates employment with the Company or within a short time period thereafter, unless such time period is extended by the Committee. The Compensation Committee can permit payment of an option in full or in part by the optionee tendering to the Company shares of common stock having a fair market value equal to the exercise price.

The holder of an incentive stock option will not recognize income at the time of grant or exercise of the option. No federal income tax deduction is available to the Company upon the grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, any excess in the fair market value of the common stock over the exercise price is a tax preference item for alternative minimum tax purposes. If the holder sells the shares more than one year after the date of exercise and more than two years after the date of grant of the incentive stock option, the holder normally will recognize a long-term capital gain or loss equal to the difference between the sale price of the shares and the exercise price. If the holder does not hold the shares for the required period, when the holder sells the shares he or she will recognize ordinary income and possibly capital gain or loss in amounts prescribed by the Internal Revenue Code. The Company will generally be entitled to a federal income tax deduction equal to any ordinary income recognized by the holder.

A plan participant to whom a nonqualified stock option is granted will not recognize income at the time of grant of the option. However, when the holder exercises the nonqualified stock option, he or she will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date the option is exercised. The holder’s tax basis in these shares will be equal to the exercise price plus the amount includable in the holder’s gross income as a result of exercise, and the holding period for the shares begins on the date on which the holder recognized taxable income with respect to the shares. The Company will generally be entitled to a federal income tax deduction equal to any ordinary income recognized by the holder.

Stock Appreciation Rights. A stock appreciation right or SAR is an award entitling a plan participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price per share specified for the SAR. A SAR granted in connection with an option will be exercisable to the extent that the related option is exercisable. Upon the exercise of the SAR, the related option will be canceled to the extent of the number of shares covered by the exercise. Upon the exercise of an option, the related SAR will be canceled to the extent of the number of shares exercised. SARs unrelated to an option will contain provisions regarding exercisability, vesting and duration as the Compensation Committee determines, but the term will not be greater than ten years and the price per share of stock specified for the SAR shall not be less than the fair market value on the grant date. Upon exercise of a SAR, payment will be made, at the election of the Compensation Committee, in cash, shares of common stock or a combination thereof.

Restricted Stock. An award of restricted stock is an award of common stock issued with the restriction that the holder may not dispose of the restricted stock in any manner. The Compensation Committee can impose additional restrictions, including restrictions on the rights to vote restricted stock and on the right to receive dividends. Restricted stock awards may be granted under the Equity Plan for or without payment and generally are subject to a restriction period of at least three years. Restrictions on restricted stock can lapse in installments over the course of the restriction period based on factors selected by the Compensation Committee. In the event of circumstances involving death, disability, retirement, involuntary termination of employment or other special circumstances, the Committee may waive in whole or part the restrictions with respect to the restricted stock held by the employee. Prior to expiration of the restricted period, the holder of a restricted stock award usually has the rights of a shareholder of the Company, including the right to vote and to receive cash dividends on the shares subject to the award.

Deferred Stock. An award of deferred stock is an award of common stock to be issued in the future to the recipient. The Compensation Committee may condition issuance of the deferred stock upon the attainment of specified performance goals or other criteria. The recipient can elect to defer receipt of deferred stock beyond the expiration of the original deferral periods if the Compensation Committee approves. The Compensation Committee determines the timing and the amount to be paid by the recipient of a deferred stock award in exchange for the deferred stock. The Compensation Committee also has the right to accelerate the vesting of all or part of any deferred stock based upon factors or criteria that it feels are relevant.

Stock Awards. The Compensation Committee may grant awards of common stock in payment of compensation that has been earned or as compensation to be earned. The Compensation Committee determines the terms and timing of the issuance of common stock subject to a stock award. Each stock award is also subject to such terms and conditions, including potential restrictions on the resale, as the Compensation Committee determines.

Performance Shares. A performance share award is an award of a unit valued by reference to a designated number of shares of common stock. Upon the achievement of performance objectives during a period of time established by the Compensation Committee when the award is made, the value of the award will be paid to the recipient in the form of such property as the Compensation Committee determines, including cash, common stock or any combination thereof. The performance period for performance awards must be at least one year and no more than five years. Performance objectives may vary from recipient to recipient and will be based upon such performance criteria or combination of factors which the Compensation Committee determines appropriate. For example, a performance objective may include minimum earnings per share or return on equity. Prior to the end of a performance period, the Compensation Committee may adjust the performance objectives for any performance share award to reflect any significant events that the Compensation Committee expects to have a material effect on particular performance objectives. The extent to which a recipient is entitled to payment in settlement of a performance share award at the end of the performance period will be determined by the Compensation Committee based on whether the related performance objectives have been met. A performance share award will be paid as soon as practicable after the performance period.

Other Stock-Based Awards. The Compensation Committee may also grant other awards that are valued in reference to or based on common stock, including convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and stock awards or options valued by reference to book value or performance. Subject to the terms of the applicable award, award recipients will be entitled to receive interest or dividend equivalents with respect to the shares covered by the award. In general, awards will be subject to a minimum vesting period of at least three years, which may be waived in whole or in part by the Committee in the event of circumstances involving death, disability, retirement, involuntary termination of employment or other special circumstances.

Additional Information. In the event of a change in control, all performance share awards are deemed to have been fully earned, and a percentage of payments due thereon equal to the percentage of the performance period that has elapsed shall be made as soon as practicable after a change in control. In addition, the Compensation Committee may upon a change in control declare any or all then outstanding stock options and stock appreciation rights to be immediately vested and exercisable. Any stock options and stock appreciation rights assumed in a change in control transaction shall automatically vest if the employee to whom they were granted is constructively terminated or terminated other than for cause at any time within the two-year period following the change in control. The Compensation Committee may also declare all restrictions applicable to awards of restricted stock, deferred stock or other stock-based awards to have lapsed upon a change in control. Unless otherwise determined by the Compensation Committee, the value of all outstanding options, restricted stock, deferred stock, performance shares, stock awards and other stock-based awards, to the extent vested, will be cashed out at the highest price per share of common stock paid in any transaction reported on the exchange or market on which the common stock is then traded, or paid or offered during the 60-day period immediately preceding the change of control.

The Equity Plan will remain in effect until the close of business on May 19, 2019, unless sooner terminated by the Board of Directors. After termination by the Board of Directors, the Equity Plan will continue in effect until all awards granted under the plan are satisfied by the issuance of shares of common stock or the payment of cash or otherwise terminated under the terms of the plan or under any award agreements. The Board of Directors may terminate or amend the Equity Plan at any time. However, no termination or amendment can adversely affect a recipient’s rights under any award previously granted under the Equity Plan, except with the consent of the holder of the award and except in the case of a termination for cause or for competing with the Company. The Board of Directors, upon recommendation by the Compensation Committee, may amend the Equity Plan, but no amendment relating to the following matters can be made unless approved by the shareholders of the Company:

•	altering the group of persons eligible to participate in the Plan;

•	increasing the maximum number of shares which are available for awards under the Equity Plan;

•	extending the period during which incentive stock options may be granted beyond February 13, 2013;

•	restricting the powers of the Compensation Committee with respect to the administration of the Equity Plan;

•

changing the group of persons eligible to receive incentive stock options or increasing the limit or value of shares of stock for which an eligible participant may be granted an incentive stock option;

•	repricing stock options or SARS;

•	materially increasing the benefits accruing to participants under the Equity Plan; or

•	materially modifying the eligibility requirements for participation in the Equity Plan.

Vote Required

The proposed amendment to the Equity Plan requires approval by the majority of all eligible votes present or represented by proxy at a meeting of shareholders at which a quorum is present.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted in favor of the proposed amendment to our Equity Plan.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Finance and Audit Committee of our Board of Directors has appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. While the Finance and Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board of Directors are requesting that the shareholders ratify this appointment. If the shareholders ratify this appointment, the Finance and Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in our best interests and the best interests of our shareholders. If the shareholders do not ratify this appointment, the Finance and Audit Committee may reconsider, but might not change, its appointment.

Deloitte & Touche LLP has audited our financial statements annually since 2002. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

The Board of Directors unanimously recommends that shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER INFORMATION

Principal Shareholders

The following table shows the number of shares of the Company’s common stock beneficially owned as of the record date for the meeting, March 20, 2009, by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each director and nominee for director, (3) each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”), and (4) all current directors and executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o Pharmaceutical Product Development, Inc., 929 North Front Street, Wilmington, North Carolina 28401. As of March 20, 2009, the Company had 117,877,993 shares of common stock outstanding. Share ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after March 20, 2009 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Name	Shares Beneficially Owned	Percentage Owned
Stuart Bondurant (1)	28,982	*
Capital World Investors (2)	6,611,150	5.6%
Paul S. Covington (3)	49,215	*
Daniel G. Darazsdi (4)	55,576	*
Earnest Partners, LLC (5)	7,249,698	6.2%
FMR LLC (6)	6,810,020	5.8%
Fredric N. Eshelman (7)	8,461,248	7.2%
Frederick Frank (8)	131,982	*
David L. Grange (9)	6,265	*
Catherine M. Klema (9)	45,822	*
Terry Magnuson (9)	73,822	*
Ernest Mario (10)	648,867	*
John A. McNeill, Jr. (11)	3,128,741	2.7%
William W. Richardson (12)	70,382	*
William J. Sharbaugh (13)	55,842	*
Wellington Management Company, LLP (14)	5,965,024	5.1%
All current directors and current executive officers as a group (12 persons)	12,707,529	10.8%

*	Less than one percent.

(1)	Includes 21,822 shares of common stock issuable pursuant to options. Does not include 7,885 shares of restricted stock that Dr. Bondurant deferred under the Company’s deferred compensation plan for non-employee directors.

(2)	Amount reported in Schedule 13G Amendment No. 1 filed on February 12, 2009. The Schedule 13G filed by Capital World Investors does not list any natural persons having voting and/or investment powers over the shares reported as beneficially owned by Capital World Investors. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)	Includes 48,334 of common stock issuable pursuant to options.

(4)	Includes 45,000 shares of common stock issuable pursuant to options and 10,000 shares of restricted stock granted on October 1, 2007.

(5)	Amount reported in Schedule 13G Amendment No. 5 filed on February 13, 2009. The Schedule 13G filed by Earnest Partners, LLC does not list any natural persons having voting and/or investment powers over the shares reported as beneficially owned by Earnest Partners, LLC. The address of Earnest Partners, LLC is 1180 Peachtree Street N.E., Atlanta, Georgia 30309.

(6)	Amount reported in Amendment No. 2 to Schedule 13G filed on February 17, 2009. According to the Schedule 13G, of the shares reported as beneficially owned by FMR, Edward C. Johnson 3rd, Chairman of FMR LLC, has sole voting power over 115,075 shares, FMR has sole voting power over an aggregate of 1,862,810 shares and Fidelity Management & Research Company, a wholly owned subsidiary of FMR and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, has sole voting power over an aggregate of 4,848,600 shares (as a result of acting as investment advisor to investment companies under Section 8 of the Investment Company Act of 1940). According to the Schedule 13G, of the shares reported as beneficially owned by FMR, FMR and Mr. Johnson each has sole dispositive power over an aggregate of 6,810,020 shares and the various funds for which Fidelity Management & Research Company acts as investment advisor have dispositive power over an aggregate of 4,848,600 shares. The address of each of FMR and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	Includes 693,332 shares of common stock issuable pursuant to options and 11,258 shares of restricted stock granted on May 18, 2005. Also includes 2,600,000 shares that Dr. Eshelman has pledged to secure personal loans from independent financial institutions. Does not include 87,710 shares of restricted stock that Dr. Eshelman deferred under the Company’s deferred compensation plan for executives.

(8)	Includes 73,882 shares of common stock issuable pursuant to options. Does not include 7,885 shares of restricted stock that Mr. Frank deferred under the Company’s deferred compensation plan for non-employee directors.

(9)	Consists of shares of common stock issuable pursuant to options. Does not include 11,045 shares of restricted stock deferred under the Company’s deferred compensation plan for non-employee directors.

(10)	Includes 18,500 shares of common stock held in trust for Mrs. Mario; 18,500 shares of common stock held in trust for Dr. Mario; 200,000 shares of common stock held in a family trust; 239,227 shares of common stock held by Mrs. Mario; and 53,822 shares of common stock issuable pursuant to options. Does not include 9,616 shares of restricted stock that Dr. Mario deferred under the Company’s deferred compensation plan for non-employee directors.

(11)	Includes 2,623,571 shares of common stock held in trust; 365,485 shares of common stock held in a family partnership; 1,195 shares of common stock held in a limited liability company; and 105,822 shares of common stock issuable pursuant to options. Does not include 11,045 shares of restricted stock that Mr. McNeill deferred under the Company’s deferred compensation plan for non-employee directors.

(12)	Includes 70,000 shares of common stock issuable pursuant to options.

(13)	Includes 45,000 shares of common stock issuable pursuant to options and 10,000 shares of restricted stock granted on May 31, 2007.

(14)	Amount reported in Schedule 13G filed on February 17, 2009. The Schedule 13G filed by Wellington Management Company, LLP does not list any natural persons having voting and/or investment powers over the shares reported as beneficially owned by Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

Compensation of Non-Employee Directors

Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. We pay non-employee directors an annual retainer of $50,000 in quarterly installments after each regularly scheduled meeting of directors. We also pay each non-employee director $1,000 for each meeting of the Board of Directors attended in person and $1,000 for attendance at our annual meeting of shareholders. We pay each non-employee member of the Finance and Audit Committee $2,500 for each committee meeting attended in person, and we also pay the chairman of that committee an annual retainer of $10,000. For all other committees, we pay the chairman $1,500 for each meeting attended in person and all other non-employee committee members $1,000 per meeting attended in person. In the discretion of the Chairman of the Board of Directors, we pay each non-employee director $500 for each Board and committee meeting attended by telephone. In addition, we grant each non-employee director a fully vested option to purchase common stock having a value of $65,000 on each date that he or she is elected or re-elected to the Board. We also grant each non-employee director restricted stock having a value of $65,000 on the first business day of each calendar year. The restricted stock vests 90% on the first anniversary of the grant, 5% on the second anniversary and 5% on the third anniversary, and is not transferable until the director departs from the Board. In addition to the above, the Chairman of the Board, who receives no other compensation for serving in that capacity, is entitled to use the Company’s aircraft for personal use up to a maximum of 30,000 miles per year.

We maintain a nonqualified, unfunded deferred compensation plan that permits members of our Board of Directors to defer current income for future financial and retirement needs. Directors may defer up to 100% of their annual retainer and meeting fees on a pre-tax basis. Directors also have the opportunity to defer payment of restricted stock. We do not make contributions to this plan on behalf of any director, and other than accruals for interest on deferred cash compensation and dividend equivalents on deferred restricted stock, all amounts credited to these plans consist of compensation that was otherwise payable to the directors.

Cash amounts deferred each quarter earn interest based upon the three-month London Interbank Offered Rate, or LIBOR, plus 1.5%, which we believe is a reasonable rate of interest. The average annual interest rate during 2008 was 4.2%. Shares of restricted stock that are deferred are held as restricted stock units, payable as shares of common stock if and when the units become payable. The restricted stock units remain subject to the same vesting conditions as applicable to the shares of restricted stock. In addition, restricted stock units provide for dividend equivalents that are payable in cash at the time the units become vested or when the units become payable, depending on the participant’s election.

A participating director may elect to have the deferrals payable on a date specified by the director that is at least two years after the deferral election is made, but not more than 10 years after termination of service as a director. Alternatively, the director may elect to have deferrals payable on such a specified date or the date of termination of service as a director, if earlier. Directors may choose to have deferrals payable either in a lump sum or installments over a period of five years. Separate payment elections are made for each year’s cash and restricted stock deferrals, as applicable. Changes to payment elections are permitted in limited circumstances. Directors may also request unplanned in-service distributions in limited emergency situations. Our Board of Directors may elect to pay out participants in the event of a change of control of the Company.

The following table shows the compensation earned by each non-employee director of the Company for the year ended December 31, 2008.

Director Compensation in Fiscal 2008

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($) (3)	All Other Compen- sation ($)		Total ($)
Stuart Bondurant, M.D.	57,500		64,984	65,000	0		187,484
Marye Anne Fox, Ph.D.(4)	0		0	0	0		0
Frederick Frank	69,000	(5)	64,984	65,000	0		198,984
David L. Grange	54,000		64,984	65,000	0		183,984
Catherine M. Klema	53,500		64,984	65,000	0		183,484
Terry Magnuson, Ph. D.	59,000		64,984	65,000	0		188,984
Ernest Mario, Ph.D.	45,000		64,984	65,000	197,993	(6)	372,977
John A. McNeill, Jr.	61,500		64,984	65,000	0		191,484

(1)	Consists of the annual board retainer, board and committee meeting fees, and committee chair retainers.

(2)	On January 2, 2008, we granted each non-employee director 1,588 shares of restricted stock having a grant date fair value of approximately $65,000 computed in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payments, as modified or supplemented, or SFAS 123R. All but one director deferred the entire grant under the Company’s deferred compensation plan for non-employee directors and now holds these shares as restricted stock units under that plan. The dollar value represents the amount the Company recognized for restricted stock awards granted to non-employee directors in 2008 and prior years for financial statement reporting purposes in accordance with SFAS 123R, applying the same assumptions used in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, as described in Note 10 thereto; except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. Other than the forfeiture of 304 shares of restricted stock by Dr. Fox as a result of her resignation in January 2008, there were no forfeitures of restricted stock in 2008 among our directors. As of December 31, 2008, each non-employee director held 8,803 shares of restricted stock or restricted stock units.

(3)	On May 21, 2008, the date on which the directors were re-elected to the Board for a term of one year, each non-employee director was granted nonqualified options to purchase 6,265 shares of common stock of the Company having a grant date fair value of $65,000 computed in accordance with SFAS 123R. The dollar value represents the amount the Company recognized for option awards granted to non-employee directors in 2008 and prior years for financial statement reporting purposes in accordance with SFAS 123R, applying the Black-Scholes valuation model and the same assumptions used in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, as described in Note 10 thereto. As of December 31, 2008, the number of shares underlying options held by each non-employee director was as follows: 21,822 shares for Dr. Bondurant; 73,822 shares for Mr. Frank; 6,265 shares for General Grange; 45,822 shares for Ms. Klema; 73,822 shares for Dr. Magnuson; 53,822 shares for Dr. Mario; and 105,822 shares for Mr. McNeill.

(4)	Dr. Fox resigned from the Board in early 2008 due to the demands of her job as Chancellor of the University of California at San Diego.

(5)	Mr. Frank deferred 100% of his 2008 cash Board fees under the Company’s deferred compensation plan for non-employee directors.

(6)	In 2008, Dr. Mario used the Company’s aircraft for personal use for a total of 28,848 miles. The dollar amount equals the value of his use of the Company’s aircraft based on the aggregate incremental cost to the Company. For a description of the Company’s policy on personal use of corporate aircraft, see “Corporate Aircraft Policy” below.

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Objectives

The Compensation Committee seeks to establish and implement a compensation system for the Company’s executive officers that is performance-oriented and designed to meet the following objectives:

•	enable the Company to attract, retain and motivate its executive officers;

•	provide for compensation that is both externally competitive and internally equitable;

•	reward for outstanding Company and individual performance;

•	provide long-term incentive compensation through equity grants; and

•	promote long-term shareholder value.

To achieve these objectives, the Committee seeks to design the Company’s executive compensation program and set compensation levels for the Named Executive Officer that are comparable to those of other companies that compete with us for executive talent. The Committee uses both objective and subjective criteria to evaluate Company and individual performance and set compensation. This approach allows the Committee to exercise discretion and not rely solely on rigid formulas and quantitative analyses. The Committee also generally targets cash compensation at the 50th percentile of our peer companies and supplements that with additional executive compensation in the form of stock options and restricted stock. Through a discretionary annual cash incentive plan, the Committee also seeks to reward outstanding performance, incentivize future achievement and assist in attracting and retaining our executive officers. We also provide long-term compensation in the form of stock option and restricted stock grants that generally vest over a three-year period. The Committee believes these awards allow the Named Executive Officers to participate in the long-term success of the Company, align their interests with those of our shareholders, reward for past performance and incentivize future performance, and help retain talented executive management personnel.

The Committee relies on various sources of information to assist it in establishing and maintaining the Company’s compensation program. Since 1997, the Committee has engaged Frederic W. Cook & Co., Inc., an independent compensation consulting firm, every three years to review and assess the Company’s executive compensation program. As directed by the Committee, the Cook firm evaluates the Company’s base salary, annual cash incentive awards and long-term equity compensation for various members of senior management of the Company, including the Named Executive Officers, and compares the Company’s compensation levels against those offered by public companies in two peer groups. The Committee also considers data from the Radford Global Life Sciences survey for companies in the life sciences industry with 500 employees or more. Finally, the Committee relies on the experience and knowledge that the Company and its senior management have gained over the years from the administration of the Company’s compensation programs, and seeks input from the Chief Executive Officer on the performance of the other Named Executive Officers and on recommendations for their compensation levels. The Compensation Committee uses information from these sources to assist it in evaluating the competitiveness of the Company’s executive compensation programs, setting compensation levels for the Named Executive Officers and meeting the Committee’s stated compensation objectives.

The Compensation Committee believes that the Company’s compensation programs for its executive officers are competitive and appropriately designed to attract and retain key employees, reward superior performance and promote long-term shareholder value. The Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices with the assistance of an independent compensation consultant and make any changes it deems appropriate to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Committee’s stated goals.

Executive Compensation Policy

The principal components of compensation for the Company’s Named Executive Officers are base salary, discretionary annual cash incentive awards and long-term incentive compensation in the form of nonqualified stock option and restricted stock awards. The Company also provides severance benefits upon a change in control of the Company, a 401(k) retirement savings plan with matching contributions from the Company, a group health plan, group term life insurance, a wellness program, limited personal use of corporate aircraft, and a nonqualified deferred compensation plan. The Company does not maintain supplemental retirement programs for its Named Executive Officers because the Committee believes that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement. In addition, the Company does not make matching or other contributions to the nonqualified deferred compensation plan on behalf of its executive officers, but does provide for a reasonable rate of interest on deferred cash compensation.

Under the direction of the Compensation Committee, the Company has entered into employment agreements with each of its Named Executive Officers. Based on its experience with the Company, the Committee continues to believe that employment agreements with shorter terms and annual performance reviews promote better performance by Company executives. Thus, the Committee continues to adhere to its general policy that employment agreements for its executives will have an initial term of one or two years, with a provision for successive one-year renewal terms unless either party gives notice to the other that the agreement will not be renewed.

Peer Group Compensation Data

As noted above, an important component of our executive compensation analyses is a comparison of our executive compensation to that paid by a group of peer companies. It is only one component we use to evaluate our compensation programs and set compensation levels. However, we believe it is a useful tool because we compete with the peer companies for executive talent. This was particularly true for us in recent years, as we hired four new executive officers in the last two years.

When we first engaged the Cook firm in 1997, it identified two peer groups for us, one consisting solely of other contract research organizations and one consisting of biopharmaceutical companies and later expanded to include biological product and diagnostic companies, that were generally comparable in size to the Company based on revenue, net income and market capitalization. The Cook firm updates these peer groups for changes resulting from mergers, acquisitions, bankruptcies, going-private transactions and other circumstances, removing from the lists any companies that no longer fit the relevant criteria and adding any new ones that do.

In addition to the analysis of compensation information for the public companies in the two peer groups, the Cook firm and the Committee review the most recent Radford Global Life Sciences survey for competitive pay information for life science companies with 500 employees or more that participate in that survey.

Tally Sheets

The Committee also periodically reviews tally sheets setting forth and totaling all components of compensation for each of the Company’s Named Executive Officers, including base salary, annual cash incentive awards, equity awards, earnings under the Company’s nonqualified deferred compensation plan, corporate aircraft usage and other perquisites. The tally sheets also set forth information regarding the value of outstanding unexercised stock options, vested and unvested restricted stock, and potential payments under severance agreements upon a change of control of the Company. The overall purpose of these tally sheets is to bring together, in one place, all the elements of compensation of the Named Executive Officers. This allows the Committee to quantitatively analyze both the individual elements of compensation and the aggregate amounts of compensation. It also facilitates our review of the compensation of each of the Named Executive Officers compared to the others, which we do in order to evaluate the internal equity of our executive compensation program. In 2008, the Committee did not make any specific adjustments to Named Executive Officer compensation as a result of its review of tally sheets.

The 2006 Cook Report

Consistent with its practice, in 2006 the Committee engaged the Cook firm to assess the Company’s compensation program for various members of senior management of the Company, including the Named Executive Officers. As a part of its analyses at that time, the Cook firm compared the Company’s base salary, annual cash incentive program and long-term equity incentive compensation against similar forms of compensation paid by public companies in our two peer groups selected by the Cook firm. In 2006, the two peer groups consisted of the following companies:

Contract Research Organizations	Biopharm Companies
Charles River Laboratories International	Barr Pharmaceuticals
Covance	Biogen Idec
Kendle International	Biovail
MDS	Cephalon
Parexel International	InVentiv Health
PRA International	MedImmune
Quintiles Transnational	Millennium Pharmaceuticals
SFBC International	PDL BioPharma
Valeant Pharmaceuticals
Watson Pharmaceuticals

In addition, the Cook firm reviewed the 2005 Radford Biotechnology Survey for competitive pay information for contract research organizations that participated in the Survey.

The Committee received the report of the Cook firm in September 2006. Based on its analyses, the Cook firm concluded that the Company’s cash compensation, consisting of base salary and discretionary annual cash incentive awards, was generally at or slightly below the median for the peer group. The Cook firm also concluded that the Company’s long-term equity compensation, consisting primarily of stock options, was well above the median due primarily to the Company’s growth and the positive performance of the Company’s stock price as compared to the peer group companies. This result is consistent with the Committee’s philosophy of rewarding performance that also benefits our shareholders. As a whole, the Cook firm concluded that the Company’s total compensation was competitive and appropriate given the Company’s relative size and performance. Based on these findings, the Cook firm did not recommend any changes to the Company’s compensation levels for its executive officers. The Cook firm did suggest that the Committee consider increasing the use of restricted stock grants for a portion of the Company’s long-term incentive compensation and implementing stock ownership guidelines for its senior level executives. The Committee continues to consider restricted stock an important element of executive officer compensation and uses it where it believes appropriate. The Committee has also considered stock ownership guidelines for executives in the past, but has not adopted any as the Committee continues to believe that the current executive compensation program provides appropriate incentives for the Named Executive Officers to promote and achieve long-term shareholder value.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to certain executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. The nonqualified stock option grants that the Company awards under the Equity Compensation Plan are designed to qualify under the compensation requirements of this provision. The Compensation Committee believes that compensation paid to the Named Executive Officers for 2008 is properly deductible under Section 162(m); however, no assurance can be made in this regard.

In addition, compensation paid to the Company’s Named Executive Officers is intended to satisfy the requirements of Section 409A (and the Treasury Department guidance and regulations issued thereunder) to avoid the imposition of any additional taxes or penalties under Section 409A. Specifically, our deferred compensation plan has been designed to satisfy Section 409A, although no assurance can be made in this regard.

The Committee did not make any specific adjustments to Named Executive Officer compensation in 2008 as a result of tax considerations.

Analysis of Specific Compensation Programs

Base Salary. The Company’s base salary is designed to recognize the duties and responsibilities of each executive office and the experience, knowledge, ability and skill of the Named Executive Officer that holds each such position. The Committee believes that base salaries are an important component of the Company’s executive compensation program and are critical in attracting and retaining executive talent. The Committee reviews base salaries of the Company’s Named Executive Officers on an annual basis. In setting annual base salaries, the Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information as noted above, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation and other relevant factors. The Committee also reviews the Named Executive Officer’s individual performance and the performance of the divisions, business units or departments for which he or she is responsible. For the Chief Executive Officer, the Committee evaluates the Chief Executive Officer’s performance and determines the salary adjustment. For the other Named Executive Officers, the Committee receives an evaluation from the Chief Executive Officer on that person’s performance and a recommendation for a salary adjustment. Based on the annual reviews of the Company’s Named Executive Officers during 2008, the Committee approved the following base salary increases for the Named Executive Officers effective on the renewal date of their respective employment agreements as set forth below:

	Salary Before Adjustment	Salary Adjustment		Salary After Adjustment	Effective Date
Name and Title		($)	(%)

Fredric N. Eshelman Chief Executive Officer	$720,000	$20,000	2.8%	$740,000	July 1, 2008

Daniel G. Darazsdi Chief Financial Officer	$350,000	12,250	3.5%	$362,250	October 1, 2008

William J. Sharbaugh Chief Operating Officer	$360,000	12,600	3.5%	$372,600	May 31, 2008

William W. Richardson Senior Vice President, Global Business Development	$254,898	7,647	3.0%	$262,545	November 1, 2008

Michael O. Wilkinson Executive Vice President, Global Clinical Development	$275,000	9,625	3.5%	$284,625	September 27, 2008

Beginning in 2009, the Committee began reviewing annual base salaries of the Named Executive Officers in the first quarter, which is the same cycle on which annual base salaries are generally reviewed for other employees. Based on this new review cycle and the date of their last salary adjustment, in February 2009, the Committee approved the following base salary increases for the Named Executive Officers effective April 1, 2009: $7,245, or 2.0%, for Mr. Darazsdi; $11,180, or 3.0%, for Mr. Sharbaugh; $2,735, or 1.04%, for Mr. Richardson; and $6,645, or 2.33%, for Dr. Wilkinson. In making these base salary adjustments, the Committee considered the factors noted above. The Committee did not adjust Dr. Eshelman’s annual base salary. This was not a result of any concerns over his performance, but simply reflects the Committee’s determination that his current salary is sufficient.

Annual Incentive Cash Compensation. The Committee believes that incentive compensation through annual cash bonuses is a critical element of the Company’s executive compensation program. This component of compensation provides an incentive to the Named Executive Officers to achieve both Company and individual performance objectives and to be rewarded for those achievements. Each year, the Compensation Committee adopts an employee incentive compensation plan for that year. The plan is typically reviewed and approved by the Committee at a meeting held prior to or during the first quarter of the plan year. The plan applies to all full-time Company employees and provides for bonus ranges and targets for all management and non-management positions based on a percentage of eligible base earnings for the plan year. The Chief Executive Officer makes recommendations for changes to the bonus ranges and targets for the Company’s Named Executive Officers other than himself. The bonus ranges and targets for the Company’s Chief Executive Officer are determined by the Committee. In both cases, the Committee seeks to establish bonus ranges and targets that are designed to ensure that targeted incentive and total cash compensation is competitive.

Annual cash awards under the employee incentive compensation plan, including those paid to the Company’s executive officers, are determined and paid during the first quarter of the year following the plan year. The Chief Executive Officer submits his recommendations for annual cash awards for the Named Executive Officers other than himself to the Committee for their review and approval. In accordance with its charter and established practice, the annual cash incentive award for the Chief Executive Officer is determined solely by the Committee in closed session outside the presence of the Chief Executive Officer. The Committee determines the annual cash award for the Chief Executive Officer based on the plan as approved by the Committee, the Company’s performance as noted above and the Chief Executive Officer’s performance during the plan year.

The incentive compensation plan is designed to reward individuals for superior achievement over and above the expected, day-to-day performance of their respective job duties and responsibilities. Cash payments under the plan are determined, subject to the discretion of the Committee, based on the Company’s overall financial and operating performance as compared to its publicly disclosed financial guidance for the year, business unit or department performance and individual performance and contributions to the Company during the year. Individual discretionary awards under the plan are made from a bonus pool reserved for and based on the Company’s financial performance. The Committee believes that these objectives, including meeting the Company’s projected financial guidance, are achievable, yet challenging. As evidence of that and the exercise of the Committee’s discretion, in 2004 and 2005, the Company achieved outstanding financial and operating performance and the incentive compensation payments made to the Company’s Named Executive Officers for those years were either at or above target. By contrast, the Committee did not pay any incentive compensation awards to the Named Executive Officers for 2003 due to the Company’s lower-than-expected performance for that year. Similarly, for the full years 2006 and 2007, the Company achieved mixed financial and operating results, and the Committee approved incentive compensation awards that ranged from slightly above to below target.

In 2008, the Company’s financial and operating performance was again mixed. While the Company achieved solid backlog growth and cash flow generation and significant business expansion in selected geographic regions, the Company’s global net revenue growth for the full year was below our expectations. Based on the 2008 results and the individual performance of the Named Executive Officers, the Committee approved discretionary incentive compensation awards of: $255,208, or 35% of eligible 2008 earnings, to Dr. Eshelman; $88,138, or 25% of eligible 2008 earnings, to Mr. Darazsdi; $91,706, or 25% of eligible 2008 earnings, for Mr. Sharbaugh; and $55,451, or 20% of eligible 2008 earnings, to Dr. Wilkinson. With respect to Mr. Richardson, under his employment agreement with the Company, he is entitled to receive quarterly cash bonuses equal to a specified percentage of a portion of his base salary if the Company meets or exceeds agreed upon authorization targets for each calendar quarter. In 2008, Mr. Richardson earned an aggregate of $28,676 in quarterly cash bonuses. In addition to these cash bonuses, Mr. Richardson is entitled to a bonus under the Company’s employee incentive compensation plan based on a portion of his base salary. In 2008, as a result of the Company’s performance as noted above and Mr. Richardson’s individual achievements and contributions, the Committee approved an incentive compensation award of $19,189, or 15% of eligible 2008 earnings.

The Committee believes this discretionary approach to cash incentive awards properly motivates and rewards the Company’s executive officers and provides the Committee with the discretion and flexibility to set awards that reflect both the Company’s performance and each Named Executive Officer’s contributions for the given year. The cash incentive awards paid under the Company’s employee incentive compensation plan for 2008 as set forth above are shown in the Summary Compensation Table below.

Stock-Based Awards. Stock-based awards under our Equity Compensation Plan are the primary form of long-term compensation offered to our Named Executive Officers. Under our Equity Compensation Plan, the Compensation Committee may grant Named Executive Officers and other employees eligible to participate in the Plan incentive and nonqualified stock options, restricted stock and other forms of stock-based awards.

We grant nonqualified stock option awards to our Named Executive Officers under comprehensive guidelines that apply to all participants in the Equity Compensation Plan to assure internal equity. The Compensation Committee reviews and updates these guidelines annually to ensure that this component of our employee compensation program is competitive. The guidelines establish ranges for the size of an option award for initial, annual and promotion awards of stock options for all eligible positions. The ranges for awards are based upon the position held or to be held. Within these ranges, the actual size of the annual stock option awards for the Company’s executive officers is subject to the Committee’s discretion and is generally tied to the Company’s overall financial and operating performance as compared to the Company financial guidance for the year in question, the individual performance of the Named Executive Officer and the performance of the business unit, department or function for which he or she is responsible.

Option awards to Named Executive Officers and other employees eligible to participate in our Equity Compensation Plan generally have a term of 10 years and are typically subject to a three-year vesting schedule, with one-third of the award vesting on each of the first, second and third annual anniversaries of the grant date. Annual stock option awards are priced at the closing price of the Company’s common stock on the date of grant as reported by the Nasdaq Global Select Market. Initial grants and promotion awards are priced at the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on the date on which the employee commences employment for initial grants or the effective date of promotion for promotion awards, or, if later, the date on which the Committee approves the stock option grant.

The Committee believes its stock option award program is consistent with its stated objective of establishing a performance-based executive compensation system to reward and incentivize the Named Executive Officers because the value of the Executive’s stock options generally will be tied to the Company’s financial and operating performance over time. The Committee believes this link to longer-term performance aligns the interests of the Named Executive Officers with the interests of our stockholders. In addition, the three-year vesting schedule for stock option awards helps the Company retain executive talent because unvested stock options are automatically forfeited upon the termination of an executive officer’s employment. Thus, the recipient of a stock option award is incentivized to remain with the Company during the vesting period.

The Compensation Committee approves annual stock option awards to all eligible employees, including the Company’s Named Executive Officers, at the Committee’s meeting held in February of the year following the year for which the grant is being made. The dates for the meetings of the Board of Directors and its committees, including the Compensation Committee, for each year are typically set at least six months prior to the start of each year. On February 18, 2009, the Compensation Committee held its quarterly meeting, and based on the Company’s performance in 2008 and the other factors discussed above, approved the annual nonqualified stock option grants set forth below to the Named Executive Officers.

Name and Title	Number of Options

Fredric N. Eshelman Chief Executive Officer	100,000

Daniel G. Darazsdi Chief Financial Officer	60,000

William J. Sharbaugh Chief Operating Officer	60,000

Michael O. Wilkinson Executive Vice President, Global Clinical Development	35,000

William W. Richardson Senior Vice President, Global Business Development	12,500

All of the foregoing options have an exercise price of $26.64, the closing price of the Company’s common stock on February 18, 2009 as reported by Nasdaq Global Select Market, are exercisable over a period of 10 years from the grant date and are subject to the Company’s standard three-year vesting schedule as described above.

Mr. Richardson’s grant was based on the level of new business authorizations during the prior year, as required by his employment agreement. The other option grants listed above fell within the guidelines approved by the Committee for 2008, with variances within the guidelines having been made at the discretion of the Committee based on individual performance during 2008.

In early October 2008, the Compensation Committee approved a stock option grant for employees eligible to participate in the Company’s equity compensation program. The purpose of the grant was to retain and motivate grant recipients and was in response to a variety of internal and external events and developments, including an increasingly competitive labor market for experienced CRO personnel. Shortly after this grant was approved, the global financial and economic crisis caused stock prices on the whole to drop precipitously, including the stock price for the Company and its publicly-traded competitors. As a result, the option grants that the Committee approved in October were substantially underwater within a short period of time following the grants and the retention value of those awards were significantly reduced, if not lost. In response to these developments, the Committee approved an additional stock option award in late November 2008 to address the Company’s original objective to retain and motivate the option recipients and to address, in part, the overall impact of the global financial crisis on these recipients. The grants that the Committee approved for the Named Executive Officers in October and November 2008 are set forth below in the table entitled “Grants of Plan-Based Awards in Fiscal 2008.”

In addition to its stock option award program, the Committee has in the past approved grants of restricted stock to certain of its executive officers, as recommended by the Cook firm. The Committee approved these grants to recognize significant individual contributions to the Company’s accomplishments, to motivate and incentivize future performance to accomplish the Company’s business objectives and to retain executive talent. The Committee made these restricted stock grants in 2001 and again in 2005. The 2001 restricted stock grants were subject to a three-year cliff vesting schedule. The 2005 restricted stock awards were subject to a three-year linear vesting schedule, such that one-third of the grant vested on the first, second and third annual anniversaries of the grant date. In the event the executive officer’s employment is terminated for any reason, any unvested shares of restricted stock are automatically forfeited to the Company on the date their employment is terminated. The holders of restricted shares are entitled to vote and receive dividends, if any, declared and paid on the Company’s common stock.

In 2007, the Committee approved granting 10,000 shares of restricted stock to Messrs. Sharbaugh and Darazsdi in connection with their hiring. On December 5, 2007, the Committee authorized a grant of 100,000 shares of restricted stock to Dr. Eshelman, but he elected to rescind all rights to the grant later that month. In February 2008, when the Board considered increasing the mileage allowance under the Company’s corporate aircraft policy, it took this rescission into account in approving an increase in the Chief Executive Officer’s mileage from 40,000 to 75,000 miles per year.

Severance Agreements. The Company has entered into severance agreements with certain of its Named Executive Officers. Each such agreement provides for the payment of specified severance benefits upon termination of the Named Executive Officer’s employment with the Company, other than for cause, within one year following a change of control of the Company. These severance arrangements are commonly known as “double trigger” agreements because severance benefits are only payable by the Company upon the occurrence of two events or triggers: 1) a change of control of the Company; and 2) the subsequent termination of the executive officer’s employment within one year of the change of control. The Committee believes that it is necessary to enter into severance agreements in order to attract and retain qualified executive officers. These agreements also help ensure that the executive officers who have this benefit can focus on shareholder interests by mitigating concerns about their potential termination and are retained by the Company while the acquisition is being negotiated and consummated. Unlike severance agreements in place for other companies, the Committee does not believe that the Company should pay for any portion of the taxes that may be due and payable with respect to the benefits payable under the severance agreements with its executive officers. Accordingly, under the severance agreements with its Named Executive Officers, the Company is not obligated to “gross up” an executive officer’s compensation for any excise, income or other tax due with respect to the severance benefits payable under these agreements. For a detailed discussion of the Company’s severance agreement with its executive officers, see “Severance Agreements” below. While the Committee considers a Named Executive Officer’s severance benefits in evaluating other elements of compensation, in 2008 the Committee did not make any specific adjustments as a result of the existence of a severance arrangement.

Perquisites and Other Benefits. The Company maintains broad-based benefits that are provided to all employees, including the Named Executive Officers. These benefits include a 401(k) retirement savings plan with matching contributions, a group health plan, group term life insurance and wellness programs. In addition, the Named Executive Officers are entitled to limited personal use of corporate aircraft, are eligible to participate in the

Company’s personal training program offered to senior level staff, and may participate in the nonqualified deferred compensation plan that the Company maintains for highly paid executives employed in the United States. The compensation received by the Named Executive Officers with respect to these benefits is included in the Summary Compensation Table below. For a more detailed discussion of the Company’s aircraft policy and nonqualified deferred compensation plan, see “Corporate Aircraft Policy” and “Deferred Compensation Plan” below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	THE COMPENSATION COMMITTEE

John A. McNeill, Jr., Chairman
Stuart Bondurant
David L. Grange
Catherine M. Klema

Executive Compensation Tables

The table below provides information on the compensation we paid to or recognized as expense with respect to the Named Executive Officers in 2006, 2007 and 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)	Total ($)
Fredric N. Eshelman (5)	2008	$729,167	$0	$148,688	$2,120,495	$255,208	$0	$230,633	$3,484,191
Vice Chairman and	2007	709,167	0	396,500	1,880,597	500,000	6,516	137,760	3,630,540
Chief Executive Officer	2006	689,167	0	396,500	1,806,562	250,000	5,707	95,220	3,243,156
Daniel G. Darazsdi (6)	2008	352,552	0	117,833	476,723	88,138	0	57,539	1,092,785
Chief Financial Officer,	2007	72,916	118,750	29,458	78,675	0	0	490	300,289
Treasurer and Assistant Secretary	2006	0	0	0	0	0	0	0	0
William J. Sharbaugh (7)	2008	366,825	0	121,667	499,563	91,706	0	106,697	1,186,458
Chief Operating Officer	2007	195,000	75,000	70,972	166,979	97,500	0	34,790	640,241
	2006	0	0	0	0	0	0	0	0
William W. Richardson (8)	2008	255,854	0	0	325,099	47,865	0	9,222	638,040
Senior Vice President,	2007	250,525	0	0	296,208	71,304	0	9,020	627,057
Global Business Development	2006	245,612	0	0	228,833	87,499	0	7,756	569,700
Michael O. Wilkinson (9)	2008	277,254	50,000	0	39,912	55,451	0	79,575	502,192
Executive Vice President,	2007	84,966	0	0	54,872	19,010	0	25,259	184,107
Global Clinical Development	2006	0	0	0	0	0	0	0	0
Paul S. Covington (10)	2008	198,560	0	0	542,892	0	0	19,271	760,723
Former Executive Vice	2007	327,688	0	0	569,383	131,000	0	7,031	1,035,102
President - Development	2006	318,143	0	0	525,147	125,000	0	7,842	976,132

(1)	Restricted stock awards were granted in 2007 to Messrs. Darazsdi and Sharbaugh, and in 2005 to Dr. Eshelman. The dollar value represents the amount of expense the Company recognized for these stock awards for financial statement purposes in accordance with SFAS 123R, applying the same assumptions used in the Company’s financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2008, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded any estimate of forfeitures related to service-based vesting conditions.

(2)	The dollar value represents the amount of expense the Company recognized for option awards granted in 2008 and in prior years for financial statement purposes in accordance with SFAS 123R, applying the Black-Scholes valuation model and the same assumptions used in the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, as described in Note 10 thereto, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded any estimate of forfeitures related to service-based vesting conditions.

(3)	This column reports payments made under the Company’s employee incentive compensation plan. All amounts were earned in respect of each year and were paid in the first quarter of the subsequent year. For a description of this plan, see “Compensation Discussion and Analysis – Analysis of Specific Compensation Programs – Annual Incentive Cash Compensation” above.

(4)	This column reports the “above-market” interest accrued on deferred cash compensation. Our deferred compensation plan for executives accrues interest on deferred cash compensation based on the three-month LIBOR plus 1.5%. The amount of “above-market” interest in this column equals the difference between the interest accrued at the plan rate and 120% of the quarterly applicable long-term federal rate. For a detailed description of the Company’s deferred compensation plan for executives, see “Deferred Compensation Plan” below. For 2008, the plan rate was less than 120% of the applicable long-term federal rate.

(5)

The amount reported under “All Other Compensation” for Dr. Eshelman in 2008 consisted of $218,910 for personal use of the Company’s aircraft, $3,450 in 401(k) plan matching contributions, $3,564 in taxable benefit for premiums paid for group term life insurance on his behalf and $4,709 in taxable benefit for premiums paid for health care insurance on his behalf. In 2008, Dr. Eshelman was permitted to use the Company’s aircraft for personal use up to a maximum of 75,000 miles per year. In that year, Dr. Eshelman used the Company’s aircraft for personal use for a total of 34,938 miles. The value of his use of the aircraft is based on the aggregate incremental cost to the Company. For a description of the Company’s policy on personal use of corporate aircraft, see “Corporate Aircraft Policy” below. The amount reported under “All Other Compensation” for Dr. Eshelman in 2007 consisted of $128,688 for personal use of the Company’s aircraft, $6,750 in 401(k) plan matching contributions and $2,322 in taxable benefit for premiums paid for group term life insurance on his behalf. In 2007, Dr. Eshelman used the Company’s aircraft for personal use for a total of 29,441 miles. The amount reported under “All Other Compensation” for Dr. Eshelman in 2006 consisted of $89,598 for personal use of the Company’s aircraft, $3,300 in 401(k) plan matching contributions and $2,322 in taxable benefit for premiums paid for group term life insurance on his behalf. In 2006, Dr. Eshelman used the Company’s aircraft for personal use for a total of 27,442 miles.

(6)	The amount reported under “All Other Compensation” for Mr. Darazsdi in 2008 consisted of $48,016 for personal use of the Company’s aircraft, $6,700 in 401(k) matching contributions, $2,013 in taxable benefit under the Company’s executive personal training program and $810 in taxable benefit for premiums paid by group life insurance. Mr. Drarazsdi is permitted to use the Company’s aircraft for personal use up to a maximum of 5,000 miles per year. In 2008, Mr. Darazsdi used the Company’s aircraft for personal use for a total of 5,931 miles, and he has agreed to limit his usage to no more than 4,000 miles in 2009. The value of the use of the aircraft in 2008 is based on the aggregate incremental cost to the Company. For a description of the Company’s policy on the personal use of corporate aircraft, see “Corporate Aircraft Policy” below. Mr. Darazsdi joined the Company as Chief Financial Officer on October 1, 2007. The amount reported under “Bonus” for Mr. Darazsdi in 2007 includes a $75,000 sign-on bonus paid to him at the time of hire and a fixed bonus of $43,750 for 2007 payable in the first quarter of 2008. The amount reported under “All Other Compensation” for Mr. Darazsdi in 2007 consisted of $355 in taxable benefit under the Company’s executive personal training program and $135 in taxable benefit for premiums paid for group term life insurance on his behalf.

(7)	The amount reported under “All Other Compensation” for Mr. Sharbaugh in 2008 consisted of $78,633 in relocation expenses, $19,588 for personal use of the Company’s aircraft, $6,663 in 401(k) matching contributions, $1,003 in taxable benefit under the Company’s executive personal training program and $810 in taxable benefit for premiums paid by group life insurance. Mr. Sharbaugh is permitted to use the Company’s aircraft for personal use up to a maximum of 10,000 miles per year. In 2008 Mr. Sharbaugh used the Company’s aircraft for personal use for a total of 1,668 miles. The value of the use of the aircraft in 2008 is based on the aggregate incremental cost to the Company. For a description of the Company’s policy on the personal use of corporate aircraft, see “Corporate Aircraft Policy” below. Mr. Sharbaugh joined the Company as Chief Operating Officer on May 31, 2007. The amount reported under “Bonus” was paid to Mr. Sharbaugh as a sign-on bonus at the time of his hire. The amount reported under “All Other Compensation” for Mr. Sharbaugh in 2007 consisted of $27,337 in relocation expenses, $6,114 for personal use of the Company’s aircraft, $900 in 401(k) matching contributions and $439 in taxable benefit for premiums paid for group term life insurance on his behalf. In 2007, Mr. Sharbaugh used the Company’s aircraft for personal use for a total of 3,668 miles.

(8)	The amount reported under “Non-Equity Incentive Plan Compensation” for Mr. Richardson in 2008 consisted of $28,676 in quarterly cash bonuses paid to him under his employment agreement and $19,189 paid to him under the Company’s employee incentive compensation plan based on the terms of his employment agreement. The amount reported under this column in 2007 consisted of $31,220 in quarterly cash bonuses paid to him under his employment agreement and $40,084 paid to him under the Company’s employee incentive compensation plan. The amount reported under this column for 2006 consisted of $41,446 in quarterly cash bonuses paid to him under his employment agreement and $46,053 paid to him under the Company’s employee incentive compensation plan. The amount reported under “All Other Compensation” for Mr. Richardson in 2008 consisted of $6,900 in 401(k) plan matching contributions and $2,322 in taxable benefit for premiums paid for group life insurance on his behalf. The amount reported under “All Other Compensation” for Mr. Richardson in 2007 consisted of $6,750 in 401(k) plan matching contributions and $2,270 in taxable benefit for premiums paid for group term life insurance on his behalf. The amount reported under “All Other Compensation” for Mr. Richardson in 2006 consisted of $6,542 in 401(k) plan matching contributions and $1,214 in taxable benefit for premiums paid for group term life insurance on his behalf.

(9)	Dr. Wilkinson joined the Company in September 2007 and was promoted to Executive Vice President, Global Clinical Development on April 1, 2008. The amount reported under “Bonus” was paid to Dr. Wilkinson as a bonus at the time of his promotion. The amount reported under “All Other Compensation” for Dr. Wilkinson in 2008 consisted of $74,012 in relocation expenses, $128 for personal use of the Company aircraft, $4,193 in 401(k) matching contributions, and $1,242 in taxable benefit for premiums paid for group life insurance on his behalf. The amount reported under “All Other Compensation” for Dr. Wilkinson in 2007 consisted of $25,000 in relocation expenses and $259 in taxable benefit for premiums paid for group term life insurance on his behalf.

(10)	Dr. Covington retired from his position as Executive Vice President of Development effective June 30, 2008. The amount reported under “All Other Compensation” for Dr. Covington in 2008 consisted of $6,875 in 401(k) matching contributions, $1,035 in taxable benefit for premiums paid for group term life insurance on his behalf and $11,361 in taxable benefit for premiums paid for health care insurance on his behalf. The amount reported under “All Other Compensation” for Dr. Covington in 2007 consisted of $5,789 in 401(k) matching contributions and $1,242 in taxable benefit for premiums paid for group term life insurance on his behalf. The amount reported under “All Other Compensation” for Dr. Covington in 2006 consisted of $6,600 in 401(k) matching contributions and $1,242 in taxable benefit for premiums paid for group term life insurance on his behalf.

Tables for Equity Grants, Exercises and Holdings

The following table sets forth information concerning all grants of stock options, restricted stock and other equity awards made to the Named Executive Officers for service during the year ended December 31, 2008.

Grants of Plan-Based Awards in Fiscal 2008

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (per Share)	Grant Date Fair Value of Stock and Option Awards

Fredric N. Eshelman	February 20, 2008 November 20, 2008	100,000 50,000	$44.78 20.64	$1,133,130 244,455

Daniel G. Darazsdi	February 20, 2008 October 3, 2008 November 20, 2008	45,000 22,500 22,500	44.78 39.01 20.64	509,909 207,914 110,005

William J. Sharbaugh	February 20, 2008 October 3, 2008 November 20, 2008	60,000 27,000 27,000	44.78 39.01 20.64	679,878 249,496 132,006

William B. Richardson	February 20, 2008 October 3, 2008 November 20, 2008	15,000 7,000 7,000	44.78 39.01 20.64	169,970 64,684 34,224

Michael O. Wilkinson	February 20, 2008 October 3, 2008 November 20, 2008	7,500 18,000 18,000	44.78 39.01 20.64	84,985 166,331 88,004

The options granted to the Named Executive Officers as shown in the above table on February 20, 2008 were for service in 2007 and were granted in 2008 in the discretion of the Compensation Committee under our Equity Compensation Plan. For a more detailed discussion of the Equity Compensation Plan and the grants made thereunder to the Named Executive Officers in 2008, see “Compensation Discussion and Analysis – Analysis of Specific Compensation Programs – Stock-Based Awards” above.

The following table sets forth information concerning the number and value of unexercised options, unvested restricted shares and other unvested or unexercised equity awards held by each Named Executive Officer as of December 31, 2008. Except as noted in footnote (6), all of the grants in this table vest one-third per year on each of the first, second and third anniversary dates of the grant.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price (per Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)

Fredric N. Eshelman	0 0 16,666 133,333 250,000 120,000 40,000	(4) (5) (6) (7) (8)	50,000 100,000 33,334 66,667 0 0 0	(2) (3) (4) (5)	$20.64 44.78 33.61 34.62 21.19 15.30 14.95	11/20/18 02/20/18 02/20/17 02/21/16 11/15/14 12/02/13 12/02/12	0		$0

Daniel G. Darazsdi	0 0 0 30,000	(10)	22,500 22,500 45,000 60,000	(2) (9) (3) (10)	$20.64 39.01 44.78 35.35	11/20/18 10/03/18 02/20/18 10/01/17	6,667	(14)	$193,410

William J. Sharbaugh	0 0 0 25,000	(11)	27,000 27,000 60,000 50,000	(2) (9) (3) (11)	$20.64 39.01 44.78 36.50	11/20/18 10/03/18 02/20/18 05/30/17	6,667	(15)	$193,410

William W. Richardson	0 0 0 7,500 50,000	(4) (12)	7,000 7,000 15,000 15,000 0	(2) (9) (3) (4)	$20.64 39.01 44.78 33.61 28.82	11/20/18 10/03/18 02/20/18 02/20/17 10/31/15	0		$0

Michael O. Wilkinson	0 0 0 40,000	(13)	18,000 18,000 7,500 20,000	(2) (9) (3) (13)	$20.64 39.01 44.78 34.98	11/20/18 10/03/18 02/20/18 09/27/17	0		$0

Paul S. Covington	0 0 25,000	(6)	20,000 13,334 0	(4) (5)	$33.61 34.62 21.19	02/20/17 02/21/16 11/15/14	0		$0

(1)	Market value is computed by multiplying the number of restricted shares by $29.01, the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2008, the last business day of 2008.

(2)	These options were granted on November 20, 2008.

(3)	These options were granted on February 20, 2008.

(4)	These options were granted on February 21, 2007.

(5)	These options were granted on February 22, 2006.

(6)	These options were granted on November 16, 2004 and vested one-fourth per year on the first, second, third and fourth anniversary dates of the grant.

(7)	These options were granted on December 3, 2003.

(8)	The options were granted on December 3, 2002.

(9)	These options were granted on October 3, 2008.

(10)	These options were granted on October 1, 2007.

(11)	These options were granted on May 31, 2007.

(12)	These options were granted on November 1, 2005.

(13)	These options were granted on September 27, 2007.

(14)	These restricted shares were granted on October 1, 2007.

(15)	These restricted shares were granted on May 31, 2007.

The following table sets forth information concerning the aggregate number and value of equity awards that were exercised by or vested for each Named Executive Officer in the year ended December 31, 2008.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Fredric N. Eshelman	0	$0	16,668	$719,224
Daniel G. Darazsdi	0	0	3,333	132,920
William J. Sharbaugh	0	0	3,333	147,352
William W. Richardson	0	0	0	0
Michael O. Wilkinson	0	0	0	0
Paul S. Covington	61,666	1,096,392	0	0

(1)	The aggregate value realized on exercise equals the difference between the fair market value of the shares acquired, based on the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of exercise, and the exercise prices for the underlying stock options.

(2)	The aggregate value realized on vesting equals the number of shares vested multiplied by the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of vesting.

Deferred Compensation Plan

We maintain a nonqualified, unfunded deferred compensation plan that permits certain highly paid executive employees in the United States to defer current income for future financial and retirement needs. Eligible employees may defer on a pre-tax basis up to 25% of their base salary and, for more senior employees such as Named Executive Officers, up to 100% of their annual incentive compensation. Eligible employees also have the opportunity to defer payment of restricted stock. We do not make contributions to this plan on behalf of any employee, and other than accruals for interest on deferred cash compensation and dividend equivalents on deferred restricted stock, all amounts credited to these plans consist of compensation that was otherwise payable to the participants.

Cash amounts deferred each quarter accrue interest based upon the three-month LIBOR plus 1.5%, which we believe is a reasonable rate. The average annual interest rate during 2008 was 4.2%. Shares of restricted stock that are deferred are held as restricted stock units, payable as shares of common stock if and when the units become payable. The restricted stock units remain subject to the same vesting conditions as applicable to the shares of restricted stock. In addition, restricted stock units provide for cash dividend equivalents that are payable in cash at the time the units become vested or when the units become payable, depending on each participant’s election.

Employee participants may elect to have the deferrals payable either on termination of employment or on a date specified by the participant that is at least two years after the deferral election is made, but not later than age 65. The amount deferred will be payable either in a lump sum or installments over a period of 5, 10 or 15 years as elected by the participant at the time of deferral. Separate payment elections are made for each year’s cash and restricted stock deferrals, as applicable. Changes to payment elections are permitted in limited circumstances. However, these payment elections only become effective if the employee participant retires after age 55 with 10 years of service to the Company. Otherwise, the deferrals are payable in a lump sum following termination of employment, although participants may request unplanned in-service distributions in limited emergency situations. Our Board of Directors may elect to pay out participants in the event of a change of control of the Company.

The following table sets forth information concerning the contributions made by the Named Executive Officers to their respective accounts, withdrawals and distributions from those accounts during the year ended December 31, 2008, and the aggregate balance of those accounts at December 31, 2008. As of December 31, 2008, Dr. Eshelman and Mr. Darazsdi were the only Named Executive Officers participating in our nonqualified deferred compensation plan.

Nonqualified Deferred Compensation in Fiscal 2008

Name	Executive Contributions in 2008(1)	Registrant Contributions in 2008	Aggregate Earnings in 2008(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2008(3)
Fredric N. Eshelman	$949,224	$0	$(965,039)	$0	$3,634,250
Daniel G. Darazsdi	17,628	0	361	0	17,989
William J. Sharbaugh	0	0	0	0	0
William W. Richardson	0	0	0	0	0
Michael O. Wilkinson	0	0	0	0	0
Paul S. Covington	0	0	0	0	0

(1)	Dr. Eshelman’s contribution in 2008 consisted of a deferral of a portion of his non-equity incentive plan compensation in the amount of $230,000 and 16,668 shares of restricted stock valued at $719,224 as of the May 2008 vesting date, of which $148,688 was reported as compensation for 2008 in the column titled “Stock Awards” in the Summary Compensation Table above. These shares are the last portion of his May 2005 grant to vest, and in December 2007 he elected to defer receipt of them beyond the vesting date. Mr. Darazsdi’s contribution in 2008 consists solely of salary deferral.

(2)	This amount reflects aggregate interest and other earnings and losses accrued during the year. The loss is attributable to the decline in the value of the shares of deferred restricted stock.

(3)	Except for market interest and dividend equivalents accrued under our deferred compensation plan, the amounts in the Named Executive Officer’s deferred compensation account at fiscal year end were previously reported as compensation to the Named Executive Officer in the Summary Compensation Table for previous years. The aggregate balance of Dr. Eshelman’s deferred compensation account as of December 31, 2008 consisted of $1,084,347 of deferred cash compensation and $2,060,928 of deferred restricted stock. The aggregate balance of Mr. Darazsdi’s deferred compensation account as of December 31, 2008 consisted entirely of deferred cash compensation.

Employment Agreements

Fredric N. Eshelman, Chief Executive Officer, entered into an employment agreement with the Company effective July 1, 1997. The employment agreement provides for automatic one-year renewals unless either party gives notice to the other at least 60 days prior to the end of the then current term that the agreement will not be renewed. Dr. Eshelman’s employment agreement automatically renewed for a ninth one-year term beginning July 1, 2008 and his current base salary is $720,000.

Daniel G. Darazsdi, Chief Financial Officer, entered into an employment agreement with the Company effective October 1, 2007. The employment agreement has an initial term of two years, with automatic one-year renewals thereafter unless either party gives notice to the other at least 60 days prior to the end of the then current term that the agreement will not be renewed. In the event we were to terminate Mr. Darazsdi’s employment without cause, he will be paid the greater of one year’s base salary or the salary for the remaining term of the agreement. Mr. Darazsdi’s current base salary is $369,495.

William J. Sharbaugh, Chief Operating Officer, entered into an employment agreement with the Company effective May 31, 2007. The employment agreement had an initial term of one year, with automatic one-year renewals thereafter unless either party gives notice to the other at least 60 days prior to the end of the then current term that the agreement will not be renewed. Mr. Sharbaugh’s employment agreement automatically renewed for a second one-year term beginning May 31, 2008 and his annual base salary is $383,780.

William W. Richardson, Senior Vice President, Global Business Development, entered into an employment agreement with PPD Development effective November 1, 2005. The initial term of the agreement was from November 1, 2005 through December 31, 2006. The employment agreement contains automatic one-year renewals unless either party gives notice to the other at least 60 days prior to the end of the then current term that the agreement will not be renewed. Mr. Richardson’s employment agreement automatically renewed for an additional one-year term beginning January 1, 2009, and his current annual base salary is $265,280.

Michael O. Wilkinson, Executive Vice President, Global Clinical Development, entered into an employment agreement with PPD Development effective April 1, 2008. The employment agreement has an initial term of one year, with automatic one-year renewals thereafter unless either party gives notice to the other at least 60 days prior to the end of the then current term that the agreement will not be renewed. Dr. Wilkinson’s employment agreement renewed for an additional one-year term beginning April 1, 2009, and his current annual base salary is $291,270.

Change in Control Severance Agreements

We have entered into change in control severance agreements with certain Named Executive Officers. Each agreement provides for a severance payment upon termination of the executive officer’s employment, other than for cause, within one year after a change in control of the Company, including constructive termination of employment due to a substantial diminution in duties, reduction in base salary or required relocation. The amount of the severance payment equals a factor times the sum of (i) the executive officer’s base salary for the 12-month period prior to termination of employment plus (ii) the greater of (A) the executive officer’s target incentive award under the Company’s incentive compensation plan in effect immediately prior to termination of employment or (B) the average of the cash awards received by the executive officer in the two successive 12-month periods immediately prior to termination of employment. Dr. Eshelman is entitled to a severance payment equal to three times the severance amount as calculated above. Messrs. Darazsdi and Sharbaugh are entitled to a severance payment equal to two times the severance amount calculated above. Dr. Wilkinson is entitled to a severance payment equal to one times the severance amount calculated above. If triggered, the Company is obligated to make the severance payment to the executive officer in a lump sum within 30 days following the termination of employment with the Company.

In addition to the severance payment, all outstanding unvested stock options and unvested restricted stock granted at least six months prior to the executive officer’s termination of employment will vest upon termination. The Company is also obligated to continue to pay for and provide the benefits that the executive officer was receiving immediately prior to termination of employment, including health, medical, dental, vision, wellness, accidental death and dismemberment, disability, and group term life insurance benefits. Dr. Eshelman and Messrs. Darazsdi and Sharbaugh are entitled to these benefits for two years following termination of their employment. Dr. Wilkinson is entitled to these benefits for one year following termination of his employment. If triggered, the Company may discontinue providing these benefits to any executive officer on the date on which he or she becomes eligible for similar coverage under another employer’s plan. The Company will also pay all legal expenses incurred by an executive officer in successfully enforcing the change in control severance agreement. The Company is not obligated to “gross up” an executive officer’s compensation for any excise, income or other tax due with respect to the severance benefits payable under these agreements. Dr. Covington’s agreement terminated upon his retirement on June 30, 2008.

If a severance payment had been triggered under these agreements on December 31, 2008, the Company would have been obligated to make the following payments to the Named Executive Officers whose agreements were in effect:

Name	Lump Sum	Welfare Benefits ($ per year) and (# of Years) (1)		Value of Options that Would Vest (2)	Value of Restricted Stock that Would Vest (3)	Total
Fredric N. Eshelman	$3,718,750	$12,379	2 years	$4,581,300	$0	$8,312,429
Daniel G. Darazsdi	1,057,656	25,919	2 years	188,325	193,410	1,465,310
William J. Sharbaugh	1,100,475	12,106	2 years	225,990	193,410	1,531,981
Michael O. Wilkinson	388,156	992	1 year	150,660	0	539,808

(1)	The dollar amount in this column is based on the cost of benefits as of December 31, 2008. Actual costs for the covered year(s) could differ.

(2)	The value equals the difference between $29.01, the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2008, and the exercise prices for the underlying stock options.

(3)	The value is computed by multiplying the number of shares of restricted stock by $29.01, the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2008.

Corporate Aircraft Policy

In part because our headquarters is located in Wilmington, North Carolina, which is not a major commercial airport hub, and to increase the efficiency of our executives by helping them avoid the delays of commercial air travel, we have corporate aircraft and our Board of Directors has adopted a corporate aircraft policy. This policy provides guidelines for the use of any aircraft owned, leased or operated by the Company, and is intended to ensure the efficient operation of those aircraft. This policy also permits the Named Executive Officers and the Chairman of our Board of Directors to use the Company’s aircraft for personal use up to a specified maximum number of miles per year. In February 2008, the Board approved an increase from 40,000 to 75,000 miles per year for the Chief Executive Officer and from 20,000 to 30,000 miles per year for the Chairman of the Board. The maximum is 10,000 miles per year for the Chief Operating Officer and 5,000 miles per year for the other Named Executive Officers. The personal use of our aircraft by these executive officers in 2008 is included in the Summary Compensation Table under “All Other Compensation” and detailed in the footnote to that table. The personal use of our aircraft by our Chairman is included in the Director Compensation Table above under the column titled “All Other Compensation.”

Compensation Committee Interlocks and Insider Participation

Each of Mr. McNeill, Chairman, General Grange and Ms. Klema served on the Compensation Committee during all of 2008. Dr. Bondurant was elected to the Compensation Committee on May 21, 2008. Dr. Magnuson served as a member of the Compensation Committee until May 21, 2008. None of them was an officer or employee of the Company at any time in 2008. Mr. McNeill served as the Company’s President from 1989 until 1993. He has not been an executive officer or employee of the Company since 1993. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of the Finance and Audit Committee

The Finance and Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2008. The Committee has discussed with the independent auditors of those financial statements, Deloitte & Touche LLP, or D&T, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with D&T its independence. The Committee has also considered whether the provision of (1) financial information and design services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X and (2) services other than the audit of the Company’s financial statements and financial information and design services were compatible with maintaining D&T’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Board of Directors certifies that the Company has, and will continue to have, a Finance and Audit Committee that has at least three members, comprised solely of directors each of whom: (1) meets the definition of independence in Rule 4200(a)(15) of Nasdaq Stock Market’s listing standards; (2) meets the independence requirements in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; (3) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three fiscal years; and (4) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board of Directors further certifies that the Committee has at least one audit committee financial expert as defined in Item 401(h)(2) of Regulation S-K, namely Frederick Frank. The Committee reviewed and reassessed the adequacy of its charter in February 2009.

The Finance and Audit Committee pre-approves the engagement of the Company’s independent auditor to render any audit services to the Company. The Finance and Audit Committee also pre-approves any other engagement of the Company’s independent auditor, which is limited to specified permitted non-audit services on a case-by-case basis. The Committee generally limits its pre-approval of non-audit services to a specified period of time and, for some services, to a maximum dollar amount.

Submitted by:	THE FINANCE AND AUDIT COMMITTEE

Frederick Frank, Chairman
Stuart Bondurant
Terry Magnuson
John A. McNeill, Jr.

Fees Paid to the Independent Registered Public Accounting Firm

For the years ended December 31, 2008 and 2007, D&T performed professional services for the Company. The professional services provided by D&T and the fees billed for those services are set forth below.

Audit Fees

The aggregate fees billed by D&T for the integrated audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2008 and 2007, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during those fiscal years, were $2,188,000 and $2,295,000, respectively.

Audit-Related Fees

The aggregate fees billed by D&T for assurance and related services that were reasonably related to the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007, and which are not included in the amounts disclosed above under the caption “Audit Fees,” were $0 and $84,000, respectively. These fees related to employee benefit plan audits, due diligence services for acquisitions, potential acquisitions and investments, review of response to Securities and Exchange Commission comment letter and accounting consultations.

Tax Fees

The aggregate fees billed by D&T for tax services for the fiscal years ended December 31, 2008 and 2007 were $15,000 and $21,000, respectively. These fees related to tax compliance software, tax compliance services for employee benefit plans and general tax compliance services.

All Other Fees

The aggregate fees billed by D&T for services other than those reported above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $20,000 and $15,000 for the fiscal years ended December 31, 2008 and 2007, respectively. These fees related to continuing education seminars for Company employees, subscriptions to an on-line accounting research database and agreed-upon procedures reporting.

Related Party Transactions

Nasdaq rules and the charter of the Finance and Audit Committee of the Board of Directors require any related party transaction to be reviewed and approved by the Committee. A related party transaction is any transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. To properly process related party transactions, the Board of Directors has adopted written procedures for such transactions between the Company or any of its subsidiaries and any director, nominee for director, executive officer or holder of more than 5% of the Company’s voting stock, and any immediate family member of such persons.

Each director and executive officer of the Company must provide annually to the Company’s General Counsel a list of any existing or potential related party transactions and the material facts about such transactions. The General Counsel will annually inquire in writing of any holder of more than 5% of the Company’s voting stock as to whether it is aware of any related party transactions. The General Counsel will provide the information, as well as his assessment of any transaction, to the Finance and Audit Committee for its review. The Finance and Audit Committee will consider the transaction at its next meeting unless the chair of the Committee calls a special meeting to consider the transaction. In accordance with the Finance and Audit Committee charter, any related party transaction must be approved in advance by a majority of the disinterested Committee members.

In 2008, the Company did not engage in any related party transaction and, based on the procedures outlined above, as of the date of this proxy statement we are not aware of any existing or potential related party transaction.

Deadline for Receipt of Shareholder Proposals

Shareholder proposals to be included in the proxy statement for our next annual meeting of shareholders must be received by the Company not later than December 3, 2009. Under the Company’s bylaws, shareholder proposals to be considered at our next annual meeting must be received by the Company not later than 50 days prior to that meeting. All submissions must comply with all of the requirements of the Company’s bylaws and Rule 14a-8 of the Securities Exchange Act. Proposals should be mailed to B. Judd Hartman, Secretary, Pharmaceutical Product Development, Inc., 929 North Front Street, Wilmington, North Carolina 28401.

Management’s proxy holders for the next annual meeting of shareholders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to February 16, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and shareholders are required by regulations under the Securities Exchange Act to furnish us with copies of all forms they file under Section 16(a).

Based solely on our review of the copies of forms we have received, we believe that during 2008 all of our officers, directors and shareholders described above complied with all Section 16(a) filing requirements.

By Order of the Board of Directors

/s/ Fredric N. Eshelman
Fredric N. Eshelman
Chief Executive Officer

Appendix A

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

EQUITY COMPENSATION PLAN

Initially effective as of October 30, 1995,

Amended and restated effective May 14, 2003, and

As proposed to be amended and restated effective May 20, 2009

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

EQUITY COMPENSATION PLAN

ARTICLE I – GENERAL PROVISIONS

1.1	The Plan is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to executive compensation.

1.2	Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; and (viii) Other Stock-Based Awards and other forms of equity-based compensation as may be provided and are permissible under this Plan and the law.

1.3	The Plan was originally effective as of October 30, 1995 (the “Effective Date”) and was amended and restated effective May 14, 2003. This Amended and Restated Plan shall be effective May 20, 2009, subject to the approval of shareholders of the Company within 12 months before or after such date. The Plan will terminate at the close of business on May 19, 2019, unless sooner terminated by the Board pursuant to 14.1.

ARTICLE II – DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1	“Acceleration Event” means the occurrence of an event defined in Article XIII of the Plan.

2.2	“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended. All citations to sections of the act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.3	“Agreement” means the written agreement evidencing each Award granted to a Participant under the Plan.

2.4	“Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Stock Right, Restricted Stock, Deferred Stock, Stock Awards, Performance Shares, Other Stock-Based Awards, or any combination of the foregoing.

2.5	“Board” means the Board of Directors of Pharmaceutical Product Development, Inc.

2.6	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7	“Committee” means the Compensation Committee or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code.

2.8	“Company” means Pharmaceutical Product Development, Inc., a North Carolina corporation, and its successors and assigns. The term “Company” shall include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Pharmaceutical Product Development, Inc. shall be authorized to act on behalf of all other entities included within the definition of Company.

2.9	“Deferred Stock” means the stock awarded under Article IX of the Plan.

2.10	“Disability” means disability as determined under procedures established by the Committee or in any Award.

2.11	“Early Retirement” means retirement from active employment with the Company, with the express consent of the Committee, pursuant to the early retirement provisions established by the Committee or in any Award.

2.12	“Eligible Participant” means any employee of the Company, as shall be determined by the Committee, as well as any other person, including directors.

2.13	“Fair Market Value” means, with respect to any given day, the closing price of the Stock reported on the national stock exchange or inter-dealer quotation system on which the Stock is then listed for such day, as reported by such source as the Committee may select, provided there was a sale of at least 100 shares of Stock on such date. If there was not a sale of at least 100 shares of Stock on such day, the Fair Market Value shall be determined based on the closing price of the Stock reported on the national stock exchange or inter-dealer quotation system as of the last date on which there was a sale of at least 100 shares of Stock. If the Stock is not listed on a national stock exchange or inter-dealer quotation system, the Committee may establish an alternative method of determining Fair Market Value.

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2.14	“Incentive Stock Option: means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.

2.15	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Act.

2.16	“Nonqualified Stock Option” means a Stock Option granted under Article V of the Plan.

2.17	“Normal Retirement” means retirement from active employment with the Company on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.

2.18	“Option Grant Date” means, as to any Stock Option, the latest of:

(a)	The date on which the Committee takes appropriate action to grant the Stock Option to the Participant;

(b)	The date the Participant receiving the Stock Option becomes an employee of the Company, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

(c)	Such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

2.19	“Participant” means an Eligible Participant to whom an Award of equity-based compensation has been granted and who has entered into an Agreement evidencing the Award.

2.20	“Performance Share” means an Award under Article XI of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, upon achievement of such Performance Objectives during the Performance Period as the Committee shall establish at the time of such Award or thereafter.

2.21	“Plan” means the Pharmaceutical Product Development, Inc. Equity Compensation Plan, as amended from time to time.

2.22	“Restricted Stock” means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends, which restrictions on dividends may only lapse simultaneously with the restrictions on the underlying Restricted Stock.

2.23	“Restriction Period” means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

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2.24	“Retirement” means Normal or Early Retirement.

2.25	“Stock” means shares of common stock of Pharmaceutical Product Development, Inc., as may be adjusted pursuant to the provisions of Section 3.11.

2.26	“Stock Appreciation Right” means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of stock.

2.27	“Stock Appreciation Right Fair Market Value” means a value established by the Committee for the exercise of a Stock Appreciation Right.

2.28	“Stock Award” means an Award of Stock granted in payment of compensation, as provided in Article X of the Plan

2.29	“Stock Option” means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.30	“Stock Right” means a Stock Appreciation Right granted under Article VI of the Plan.

2.31	“Termination of Employment” means the discontinuance of employment of a Participant with the Company for any reason. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred.

ARTICLE III – ADMINISTRATION

3.1

This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee, in its discretion, may delegate to one or more executive officers of the Company such of its powers as it deems appropriate, provided that any delegation must

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comply with applicable laws and the rules of the applicable stock exchange(s), and provided further that no delegation may permit the executive officer or officers to make, cancel or suspend the Awards of executive officers or directors. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board.

3.2	The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum or written consent signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

3.3	The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.4	The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.5	Without limiting the foregoing Sections 3.1, 3.2, 3.3 and 3.4, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of an Acceleration Event as defined in Article XIII. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payment, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Award Agreement, or by taking action with respect to individual Participants.

3.6

The aggregate number of shares of Stock which are authorized for issuance under the Plan shall be Twenty-Nine Million Five Hundred Fifty-Nine Thousand Four (29,559,004) shares. Shares of Stock issued in connection with an Award shall be counted against this limit on the date of grant. Any shares of Stock issued in connection with Stock Options

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or Stock Appreciation Rights shall be counted against this limit as one (1) share for every (1) one share issued. Any shares of Stock issued in connection with Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 1.8 shares for every one (1) share issued. The shares of Stock authorized for issuance under the Plan shall be made available from authorized and unissued or treasury shares of the Company.

(a)	If, for any reason, any shares of Stock awarded or subject to purchase under the Plan (other than shares not issued upon settlement of a Stock Appreciation Right) are not delivered or purchased for reasons including, but not limited to, a forfeiture, termination, expiration or cancellation of an Award without payment being made in the form of Stock, except as provided in this Section 3.6 such shares of Stock shall not be charged against the aggregate number of shares of Stock available for Awards under the Plan and shall again be available for Award under the Plan.

(b)	In the event any Stock Option or other Award granted under the Plan is exercised through the tendering of shares of Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Stock, any shares of Stock so tendered or withheld shall not again be available for Awards under the Plan.

(c)	To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock, the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to Awards under the Plan and shall again be available for Award under the Plan.

(d)	The aggregate number of shares of Stock awarded to any Participant pursuant to Awards (other than Stock Options and Stock Appreciation Rights) intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code shall not exceed One Million (1,000,000) shares in any three-year period.

(e)	The aggregate number of shares of Stock which are awarded pursuant to Awards as an Incentive Stock Option shall not exceed 14,779,502 shares.

(f)	Shares of Stock issued in assumption, substitution, or exchange for previously granted awards of stock of a company acquired by the Company shall not count against the limit on the aggregate number of shares of Stock which are authorized for issuance under the Plan.

(g)	Shares of stock available for awards under the stockholder-approved plan of a company acquired by the Company (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition) may be used for Awards under the Plan to individuals who were not Eligible Participants prior to such acquisition and shall not count against the limit on the aggregate number of shares of Stock which are authorized for issuance under the Plan.

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(h)	Shares of stock reacquired by the Company on the open market or otherwise using cash proceeds from exercise of Stock Options shall not be available for Awards under the Plan.

3.7	Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, required by the Committee.

3.8	The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

(a)	The listing of such shares on any stock exchange on which the Stock may then be listed; and

(b)	The completion of any registration or qualification of such shares of Stock under any federal or state laws, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.9	All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.10	Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions subject to vesting of the Restricted Stock. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share shall have any rights as a shareholder with respect to any shares of Stock covered by his or her Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

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3.11	If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, spin-off or consolidation of shares of Stock, merger or consolidation of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders other than a regular cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

(a)	the limitations of the aggregate number of shares of Stock that may be awarded, as well as any individual Award limit, all as set forth in Section 3.6 of the Plan;

(b)	the number and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(c)	the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Rights; and

(d)	the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.12	Except as provided in Section 3.11, the Committee may not amend a Stock Option or Stock Appreciation Right awarded independently under the Plan to reduce its price per share, cancel and regrant new Stock Options or Stock Appreciation Rights with lower prices per share than the original prices per share of the cancelled Stock Option or Stock Appreciation Rights, or cancel any Stock Options or Stock Appreciation Rights and grant replacement Awards having the effect of a repricing without approval by the Company’s shareholders. Further, the Committee may not cancel Stock Options or Stock Appreciation rights in exchange for cash without shareholder approval, except in connection with a Change in Control as defined in Section 13.1 of the Plan.

3.13

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any actions, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been

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negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.14	The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

3.15	The Committee shall be authorized to make adjustment in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided that for Awards subject to Section 3.17, any such adjustment shall be made in accordance with Section 162(m) of the Code. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit-awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

3.16	The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be cancelled, reduced or suspended. In particular, but without limitation, any outstanding Awards to any Participant may be cancelled, reduced or suspended if (a) the Participant, without the consent of the Committee, while employed by the Company or after Termination of Employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business in which the Company has a substantial interest as determined by the Committee; or (b) the Participant is terminated for cause as determined by the Committee. Further, but without limitation, any outstanding Awards to any Participant may be cancelled, reduced or suspended in the event the financial statements of the Company are restated, such that any previously awarded bonuses or incentive compensation were overstated or overpaid as compared to what would have been paid under the restated financial statements. If an event occurs regarding a Participant that the Committee determines is of a type that should result in a cancellation, reduction or suspension of a Participant’s Awards, the Committee may demand that the Participant pay back to the Company any Stock, other compensation or realized gains on Awards received by the Participant, and the Participant shall be obligated to immediately pay back such amounts to the Company.

3.17

Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, Performance Shares or other Awards of Stock are granted to a Participant who is then an officer of the Company that such Participant is, or is likely to

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be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a covered employee as defined in Section 162(m) of the Code, then the Committee may provide that one or more of the following provisions of this Section 3.17 are applicable to such Award:

(a)	If any Restricted Stock, Performance Shares or other Awards of Stock are subject to this Section 3.17, then the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Performance Objectives (as defined in Section 11.2(c)), at the levels specified by the Committee in compliance with Section 162(m) of the Code.

(b)	Notwithstanding any provision of the Plan other than Article XIII, with respect to any Restricted Stock, Performance Award or other Award of Stock that is subject to this Section 3.17, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Objective except in the case of the death or disability of the Participant.

(c)	The Committee shall have the power to impose such other restrictions on Awards subject to this Section 3.17 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

ARTICLE IV – INCENTIVE STOCK OPTIONS

4.1	Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded. The aggregate number of shares of Stock which may be issued under the Plan pursuant to Incentive Stock Options shall be four million (4,000,000).

4.2	Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Company, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date until May 14, 2013, subject to the following conditions:

(a)	The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Optionee owns more than 10% of the outstanding Stock (as determined pursuant to Section 424(d) of the Code) on the Option Grant Date, the Incentive Stock Option price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date.

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(b)	The Incentive Stock Option and its related Stock Right, if any, may be exercised in whole or in part from time to time within ten (10) years from the Option Grant Date (five (5) years if the Optionee owns more than 10% of the Stock on the Option Grant Date), or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and any related Stock Right shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Committee and as specified in the Incentive Stock Option Award Agreement or its related Stock Right Award Agreement, unless otherwise determined by the Committee at its discretion; provided, however, that such period following a Termination of Employment shall not exceed three months unless employment shall have terminated:

(i)	As a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability: and

(ii)	as a result of death, if death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event, such period shall not exceed one year after the date of death; provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option or any related Stock Right.

(c)	To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year by any Eligible Participant exceeds $100,000, such options shall be treated as Nonqualified Stock Options granted under Article V.

(d)	The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

ARTICLE V – NONQUALIFIED STOCK OPTIONS

5.1	One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

5.2	The Nonqualified Stock Option price per share of Stock shall be established in the Award Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date.

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5.3	The Nonqualified Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that no Nonqualified Stock Option or related Stock Right, if any, shall be exercisable after the expiration of ten (10) years following the Option Grant Date; provided further, that, in any event, the Nonqualified Stock Option and any related Stock Right shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Nonqualified Stock Option Award Agreement or Stock Right Award Agreement, unless otherwise determined by the Committee at its discretion; provided, however, that such period following Termination of Employment shall not exceed three months unless employment shall have terminated:

(a)	As a result of Retirement or Disability, in which event, such period shall not exceed one year after the date of Retirement or Disability, or within such longer period as the Committee may specify; and

(b)	As a result of death, or if death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option or Stock Right was still exercisable, in which event, such period may not exceed one year after the date of death, as provided by the Committee or in the Award Agreement.

5.4	The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or in Article VII, as determined by the Committee.

ARTICLE VI – STOCK APPRECIATION RIGHTS

6.1	A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan, respectively, or may be granted independent of any Stock Option; provided that any Stock Appreciation Right granted independently of a Stock Option shall have a price per share of Stock that is not less than 100% of the Fair Market Value of the Stock on the grant date of the Stock Appreciation Right.

6.2	A related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option, or a portion thereof, and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

6.3

Each related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable when the related Stock Option terminates or lapses. The grant of Stock Appreciation Rights related to Incentive Stock Options must be concurrent with the grant of the Incentive Stock

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Options. With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed. Any Stock Appreciation Right granted independent of any Stock Option may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years following the date of the grant of such Stock Appreciation Right.

6.4	The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash or all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payment shall be made in lieu of fractional shares. No cash dividends or dividend equivalents shall be paid on shares of Stock subject to unexercised Stock Appreciation Rights.

6.5	The Committee shall have sole discretion as to the timing of any payment made in cash or Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.6	Upon exercise of a Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

6.7	The Committee, in its sole discretion, may also provide that, in the event of a Change in Control, as defined in Article XIII, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, as defined in Section 13.6, subject to such terms and conditions as the Committee may specify.

ARTICLE VII – INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS

7.1	Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

7.2	A Stock Option or Stock Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative.

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7.3	Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock, or other evidence of ownership of Stock satisfactory to the Company, with a Fair Market Value equal to the Stock Option price as payment, or a combination of cash and such shares of Stock or evidence of ownership with a total value equal to the Stock Option price. However, shares of Stock acquired through an Award may not be used for such payment unless the shares of Stock have been owned by the Participant for at least six (6) months.

7.4	No cash dividends or dividend equivalents shall be paid on shares of Stock subject to unexercised Stock Options. No cash dividends or dividend equivalents shall be paid on unvested other Stock Rights or Awards, although they may accrue and be paid upon vesting of the Stock Right or Award.

7.5	The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

7.6	In the event of Disability or death, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the option price in consideration of the surrender of the Stock Option.

7.7	If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option, and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be withheld in satisfaction of the withholding obligations.

ARTICLE VIII – RESTRICTED STOCK

8.1	Restricted Stock Awards may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Restricted Stock may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

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8.2	With respect to Awards of Restricted Stock, the Committee shall:

(a)	Determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

(b)	Determine the length of the Restriction Period, which shall not be less than three (3) years except for death, Disability, Retirement, and change of control, and except for Restricted Stock Awards of up to an aggregate of 488,772 shares in situations involving recruitment, reductions in force, or such similar or other events or circumstances that the Committee determines are appropriate;

(c)	Determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this Article VIII; and

(d)	Determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period.

8.3	Awards of Restricted Stock must be accepted within a period of 60 days, or such shorter period as the Committee may specify, by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Awards, unless such recipient has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

8.4	Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Award Agreement, upon a Termination of Employment of a Participant before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

8.5	Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8.6	In cases of death, Disability or Retirement, and as allowed in Article XIII on the occurrence of a Change of Control within the meaning of Section 13.1, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock. In all other circumstances, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock, provided that not more that an aggregate of 488,772 shares may be subject to waiver of restrictions in such circumstances.

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8.7	For up to an aggregate of 488,772 shares, in the event of hardship or other special circumstances of a Participant whose Termination of Employment with the Company is involuntary, the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Stock, based on such factors and criteria as the Committee may deem appropriate. However, the limitation of 488,772 shares of this Section shall not limit accelerated vesting as allowed in Article XIII on the occurrence of a Change of Control within the meaning of Section 13.1.

8.8	The certificates representing shares of Restricted Stock may either:

(a)	Be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock; and/or

(b)	Be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

8.9	Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts on vesting of the Restricted Stock Award, the rate of any such interest, and the other terms applicable to such amounts.

8.10	If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

8.11	In order to better ensure that Award payment actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE IX – DEFERRED STOCK

9.1

Shares of Deferred Stock together with cash dividend equivalents, if so determined by the Committee, may be issued either alone or in addition to other Awards granted under the Plan in the discretion of the Committee. The Committee shall determine the individuals to whom, and the time or times at which, such Awards will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of a Deferred Stock

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Award, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may condition Awards of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

9.2	Deferred Stock Awards shall be subject to the following terms and conditions:

(a)	Subject to the provisions of this Plan and the applicable Award Agreement, Deferred Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the period specified by the Committee for purposes of such Award (the “Deferral Period”). At the expiration of the Deferral Period, or the Elective Deferral Period defined in Section 9.3, share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock Award.

Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee, however, at or after grant, may accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Award; provided, however, that, except in cases of death, Disability, Retirement, or change of control, and except in other situations for up to an aggregate of 488,772 shares, the minimum period for service-based vesting shall be 3 years and for performance-based vesting shall be 1 year.

(b)	Amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award if such shares of Stock had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Award.

(c)	Except to the extent otherwise provided in this Plan or in the applicable Award Agreement, upon Termination of Employment during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the Participant; provided, however, the Committee may provide for accelerated vesting in the event of death, Disability or Retirement, and as allowed in Article XIII on the occurrence of a Change of Control within the meaning of Section 13.1, and for accelerated vesting for up to an aggregate of aggregate of 488,772 shares in the event of hardship or other special circumstances as the Committee deems appropriate.

9.3	A Participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for the Deferred Stock Award in question, or for the applicable installment of such an Award.

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9.4	Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Award Agreement.

9.5	In order to better ensure that the Award actually reflects the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE X – STOCK AWARDS

10.1	A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

10.2	For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

10.3	Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock, as adjusted under Section 3.11, as if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted. Any issuance payable in shares of Stock under the terms of a Stock Award, at the discretion of the Committee, may be paid in cash on each date on which delivery of shares of Stock would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares of Stock which would otherwise have been delivered.

10.4	A Stock Award shall be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Award Agreement in such form as the Committee shall determine.

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ARTICLE XI – PERFORMANCE SHARES

11.1	Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

11.2	With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

(a)	Determine and designate from time to time those Participants to whom Awards of Performance Shares are to be made;

(b)	Determine for such Awards the performance period over which Performance Objectives will be measured against actual performance (the “Performance Period”); provided, that any Performance Period shall not be less than one (1) year nor more than five (5) years;

(c)	Determine one or more objective performance goals (the “Performance Objectives”) which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities; earnings per share from continuing operations; operating income; revenues; operating margins; return on operating assets; return on equity; economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Performance Objectives also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such Performance Objectives shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(d)	Determine the form of settlement of a Performance Share; and

(e)	Generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.13.

11.3	Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

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11.4	Performance Objectives may vary from Participant to Participant and between Awards. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives, subject to any provisions of Section 3.17, if applicable.

11.5	The Committee shall determine for each Participant the number of Performance Shares which shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part. No cash dividends or dividend equivalents shall be paid on unvested Performance Shares, although they may accrue and be paid upon vesting of the Performance Shares.

11.6	If a Participant terminates services with the Company during a Performance Period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

11.7	Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant Performance Period.

11.8	The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Award Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

ARTICLE XII – OTHER STOCK-BASED AWARDS

12.1

Other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock Awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Rights, Restricted Stock, Deferred Stock or Stock Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee

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shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

12.2	Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a)	Subject to the provisions of this Plan and the Award Agreement, shares of Stock subject to Awards made under this Article XII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)	Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article XII shall be entitled to receive, on a deferred basis as the Award vests, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(c)	Any Award under this Article XII and any Stock covered by any such Award shall vest or be forfeited over a vesting period that shall not be less than three (3) years except for death, Disability, Retirement, and change of control, as the Committee determines is appropriate, and except for Stock Awards of up to an aggregate of 488,772 shares in situations involving recruitment, reductions in force, or such similar or other events or circumstances that the Committee determines are appropriate.

(d)	Upon the Participant’s Retirement, Disability, death, or upon Change of Control within the meaning of Section 13.1, or with respect to an aggregate of 488,772 shares in the case of other events or circumstances that the Committee determines are appropriate, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder, if any, with respect to any or all of an Award under this Article XII.

(e)	Each Award under this Article XII shall be confirmed by, and subject to the terms of an Award under this Article XII.

(f)	Stock, including securities convertible into Stock, issued on a bonus basis under this Article XII may be issued for no cash consideration.

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12.3	Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

(a)	The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

(b)	Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Award Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof.

(c)	The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

ARTICLE XIII – ACCELERATION EVENTS

13.1	For the purposes of the Plan, an Acceleration Event shall occur in the event of a “Change in Control”, as that term is defined below.

(a)	A “Change in Control” means (i) a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), provided that such a Change in Control shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) a sale of substantially all of the assets of the Company; or (iii) a liquidation of the Company.

13.2	Upon the occurrence of an Acceleration Event, all then outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid as soon as practicable as follows:

(a)	All Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to result in payment of 100% of the Performance Shares covered by the Award; and

(b)	The applicable Performance Period shall be deemed to have ended on the date of the Acceleration Event; and

(c)	The payment to the Participant shall be the amount determined either by the Committee, in its sole discretion, or in the manner stated in the Award Agreement. This amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to the date of the Acceleration Event, and the denominator of which is the total number of months in the original Performance Period; and

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(d)	Upon the making of any such payment, the Award Agreement as to which it relates shall be deemed canceled and of no further force and effect.

13.3	Upon the occurrence of an Acceleration Event, the Committee in its discretion may declare any or all then outstanding Stock Options, and any or all related or independent Stock Rights not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part; provided, however, that in the event the Committee does not declare all or any part of such outstanding Stock Options or Stock Rights to be immediately exercisable and fully vested and the person or entity, or group of persons or entities, acquiring the Company as a result of the Change in Control assumes such Stock Options and Stock Rights, if an employee of the Company to whom such Stock Options or Stock Rights were granted (“Employee”) is at any time within the two-year period following the Acceleration Event terminated for any reason other than Termination for Cause or terminated by reason of Constructive Termination, then all such Stock Options and Stock Rights granted to said Employee prior to the Acceleration Event shall be immediately exercisable and fully vested.

13.4	Upon the occurrence of an Acceleration Event, the Committee in its discretion may declare the restrictions applicable to Awards of Restricted Stock, Deferred Stock or Other Stock-Based Awards to have lapsed, in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock, and deliver such certificates to the Participants in whose names they are registered.

13.5	The value of all outstanding Stock Options, Stock Rights, Restricted Stock, Deferred Stock, Performance Shares, Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price” (as defined in Section 13.6) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

13.6

For purposes of this Article (i) “Change in Control Price” means the highest price per share of Stock paid in any transaction reported on the exchange on which the Stock is then traded or quoted, or paid in any bona fide transaction related to a Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control, as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights, such price shall be based only on transactions reported for the date on which the optionee exercises such Incentive Stock Options or Stock Appreciation Rights; (ii) “Termination for Cause” means, (A) an act or acts involving fraud, embezzlement or theft from the Company or any successor entity resulting from a Change in Control (collectively, the “Successor Company”), (B) Employee’s willful and repeated failure to follow directions of the board of directors or other governing body of the Successor Company that continues for at least ten (10) days

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following written notice of such board or governing body of the Successor Company of such failure to follow directions, or (C) termination for cause as defined in and made pursuant to a then effective employment agreement, if any, between Employee and the Successor Company; and (iii) “Constructive Termination” means a termination of Employee’s employment by the Successor Company initiated by Employee after (X) a substantial diminution or alteration in the duties of Employee, (Y) a reduction in Employee’s base salary in effect on the date of the Change in Control, or (Z) the relocation of Employee’s primary work location to a location that is more than twenty-five (25) miles from Employee’s primary work location prior to the Change in Control, provided that Constructive Termination specifically does not include termination of Employee by reason of death, Disability or Retirement. Employee shall give the Successor Company written notice of a Constructive Termination, which notice shall provide a brief description of the circumstances which Employee asserts gives rise to a right of Constructive Termination, and the Successor Company shall have ten (10) days from receipt of said notice within which to remedy said circumstances.

ARTICLE XIV – AMENDMENT AND TERMINATION

14.1	The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan; provided that no amendment, without approval by the Company’s shareholders, shall:

(a)	alter the group of persons eligible to participate in the Plan;

(b)	except as provided in Section 3.6, increase either (i) the maximum number of shares of Stock or Stock Options or Stock Rights which are available for Awards under the Plan or (ii) any individual Award limit;

(c)	extend the period during which Incentive Stock Option Awards may be granted beyond February 13, 2013;

(d)	limit or restrict the powers of the Committee with respect to the administration of this Plan;

(e)	change the definition of an Eligible Participant for the purpose of an Incentive Stock Option or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock option;

(f)	materially increase the benefits accruing to Participants under this Plan;

(g)	materially modify the requirements as to eligibility for participation in this Plan; or

(h)	change any of the provisions of this Article XIV.

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14.2	No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

(a)	annul any Award if the Participant is terminated for cause as determined by the Committee;

(b)	provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Company; and

(c)	convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

14.3	If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XIII.

ARTICLE XV – MISCELLANEOUS PROVISIONS

15.1	Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

15.2	The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required or permitted by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Right or the exercise thereof, or in connection with any other type of equity-based compensation provided hereunder or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or the withholding in shares of Stock of any portion of such Award or another Award under this Plan in an amount sufficient to satisfy any and all tax withholding obligations arising from an Award under the Plan.

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15.3	The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act or Section 162(m) of the Code shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16(b) of the Act or Section 162(m) of the Code, respectively.

15.4	The terms of the Plan shall be binding upon the Company, and its successors and assigns.

15.5	Neither a Stock Option, Stock Right, nor any other type of equity-based compensation provided for hereunder, shall be transferable except as provided for herein. In addition to any other restrictions upon transferability herein, Incentive Stock Options shall be subject to such further restrictions as required by federal or state securities and tax laws or provided by the Committee or in an Award Agreement. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

15.6	This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

15.7	The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

15.8	Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

15.9	If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

15.10

 Awards may be granted to Eligible Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in

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local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

PHARMACEUTICAL PRODUCT
DEVELOPMENT, INC.

By:
Chief Executive Officer

[CORPORATE SEAL]

Attest:
Secretary

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Pharmaceutical Product Development, Inc.

929 North Front Street

Wilmington, North Carolina 28401

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 20, 2009

The undersigned hereby appoints Fredric N. Eshelman and B. Judd Hartman, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Pharmaceutical Product Development, Inc., a North Carolina corporation (the “Company”), held of record by the undersigned on March 20, 2009, at the annual meeting of shareholders to be held at the Company’s principal offices located at 929 North Front Street, Wilmington, North Carolina, at 10:00 a.m. on May 20, 2009, or at any adjournment(s) thereof. The following matters are proposed by the Company and more specifically described in the accompanying proxy statement.

(1)	Election of directors:

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL
(except as marked to the contrary below)	NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Stuart Bondurant, M.D.	Fredric N. Eshelman, Pharm.D.	Frederick Frank
General David L. Grange	Catherine M. Klema	Terry Magnuson, Ph.D.
Ernest Mario, Ph.D.	John A. McNeill, Jr.

(2)	To approve an amendment and restatement of the Company’s 1995 Equity Compensation Plan which, among other things, increases the number of shares of our common stock reserved for issuance under the plan by 8,300,000 from 21,259,004 shares to 29,559,004 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

☐ GRANT AUTHORITY	☐ WITHHOLD AUTHORITY

(Continued on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Signature

Signature, if held jointly

Please date and sign exactly as name appears on your stock certificate. Joint owners should each sign personally. Trustees, custodians, executors and others signing in a representative capacity should indicate the capacity in which they sign.

Date: , 2009

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.